                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           FORM SB-2 - Amendment No. 1
             Registration Statement Under The Securities Act of 1933


                                 TENGASCO, INC.
                 (Name of small business issuer in its charter)

           Tennessee                               1381                             87-0267438
(State or other jurisdiction of        (Primary Standard Industrial              (I.R.S. Employer
incorporation or organization)         Classification Code Number)              Identification No.)

      603 Main Avenue, Suite 500, Knoxville, Tennessee 37902 (423) 523-1124
          (Address and Telephone number of Principal Executive Offices)

                   603 Main Avenue, Knoxville, Tennessee 37902
     (Address of Principal Place of Business or Intended Place of Business)

                    Wesley Baker, 603 Main Avenue, Suite 500,
                    Knoxville, Tennessee 37902 (423) 523-1124
       (Name Address and Telephone number of Agent for Service of Process)

     Approximate Date of Proposed Sale to Public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of each class of          Dollar Amount to be     Proposed maximum           Proposed maximum          Amount of Registration
securities to be registered     registered              offering price per unit    aggregate offering price  Fee
------------------------------------------------------------------------------------------------------------------------------------

Shares of common stock,             $11,079,917                  $16.19(1)                $3,317,096                 $3,268.58
$0.001 par value
====================================================================================================================================


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.



--------
1 This is the average of the closing bid and ask price of the Company's Common Stock as listed on the OTC Bulletin Board on December 8, 1997.

                                 TENGASCO, INC.
                684,368 Shares of Common Stock, $0.001 par value

     This Prospectus relates to the resale of 684,368 shares of common stock, $0.001 par value (the "Shares") owned by certain shareholders (hereinafter collectively referred to as the "Selling Shareholders") of Tengasco, Inc., a Tennessee corporation (the "Company"). The Company will not receive any of the proceeds on the resale of the Shares by the Selling Shareholders. The resale of the Shares of the Selling Shareholders is subject to the requirements of the Securities Act of 1933, as amended (the "Act"). Sales of the Shares or the potential of such sales at any time may have an adverse effect on the market price of the Shares offered hereby. See "Risk Factors".

     The Shares offered by this Prospectus may be resold from time to time by the Selling Shareholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Shareholders or the Company. The distribution of the Shares by the Selling Shareholders may be effected in one or more transactions that may take place in the over-the-counter market including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such Shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders against certain liabilities, including liabilities under the Act.


     The Selling Shareholders and intermediaries through whom the Shares may be sold may be deemed "underwriters" within the meaning of the Act with respect to the Shares offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Act.

     All costs incurred in the registration of the Shares of the Selling Shareholders are being borne by the Company.

AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE
LOSS OF THEIR ENTIRE INVESTMENT. SEE "DILUTION" AND "RISK FACTORS" WHICH BEGIN ON PAGE 6.

THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is December 9, 1997

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto the "Registration Statement") under the Securities Act of 1933, as amended with respect to the Common Stock offered hereby. This Prospectus does not include all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including schedules and exhibits thereto may be obtained from the principal offices of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 upon payment of the fee prescribed or may be examined there without charge.

     As of the date hereof, the Company is not a reporting company, as that term is defined under the Securities Acts, and therefore, does not file reports and other information with the Commission. However, the Company intends to furnish an annual report, which will include audited financial statements, to its stockholders. In addition, the Company will provide, without charge, to its stockholders, upon written or oral request by such stockholder, a copy of any information referred to herein that is incorporated by reference except exhibits to such information that are incorporated by reference unless the exhibits are themselves specifically incorporated by reference. All such requests should be directed to Wesley Baker, at Tengasco, Inc., 603 Main Avenue, Knoxville, Tennessee 37902, telephone number (423) 523-1124.


     The Company is an electronic filer. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is (http://WWW.SEC.GOV)

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL DATA APPEARING ELSEWHERE IN THIS PROSPECTUS. AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS IDENTIFIED UNDER THE HEADING "RISK FACTORS".

                                   THE COMPANY


     The Company is in the business of exploring for and developing oil and natural gas properties. Although the Company has been in existence for 81 years, its activities in the oil and gas business commenced only in 1995 with the acquisition of numerous oil and gas properties. These properties include the following:

          (i) a 100% working interest in 41 oil and gas leases on a total of 8,058 acres, more or less, and a 25% working interest on one lease of 462 acres, more or less, located in Clay County, Kentucky (collectively, the "Beech Creek Leases");

          (ii) a 100% working interest in 5 oil and gas leases on a total of 741 acres, more or less, located in Clay County, Kentucky (collectively, the "Wildcat Leases");

          (iii) a 100% working interest in six oil and gas leases on a total of 744 acres, more or less, located in Clay County, Kentucky (collectively, the "Burning Springs Leases");

          (iv) a 100% working interest in nine oil and gas leases on a total of 2,121 acres, more or less, located in Fentress County, Tennessee (collectively, the "Fentress County Leases").

          (v) a 100% working interest in 210 oil and gas leases on a total of 30,367 acres more or less, located in Hancock and Claiborne Counties, Tennessee (collectively, the "Swan Creek Leases").


     The Beech Creek Leases contain four wells. These four wells have been tested and management believes they are capable of producing gas in paying quantities. Tests have indicated that these wells are capable of producing 500 mcf of gas per day at a production cost of $.50 per mcf and distribution cost of $.25 per mcf. At current market prices between $3.50 and prices of $4.50 per mcf, the wells should prove profitable. Flow lines have been laid to connect these wells to the gas transmission system of Wiser Oil Co. However, the wells are not presently in production.


     The Burning Springs Leases contain a total of 11 gas wells, all of which are shut-in. Several of the wells were in production in 1996 and were hooked up to a nearby Southern Gas Company transport line. At present, the wells are not producing since the compressors and related equipment have been moved to the Swan Creek leases where, it is anticipated, the wells will be more profitable. The Company intends to evaluate the wells that are listed as shut-in to determine whether it would be desirable to rework them, i.e., to clean the casings of impurities and to seek to penetrate further into the rock structure. After the evaluation, they will be either reworked or plugged.



     The Fentress County Leases currently have one well, which is shut-in. The well will require additional work to initiate production.

     Substantial additional evaluation and remedial work will be necessary in order to determine whether most of the Company's wells will be able to produce oil and gas in paying quantities and to make them produce in such quantities. The Company's ability to perform these operations will depend to a great degree on its ability to raise sufficient funding to develop its leases, as to which no assurance can be given. Nor can any assurance be given that if the Company is able to obtain such funding, it will be able to produce oil and gas in profitable quantities.

     The Company will conduct exploration and production activities to produce crude oil and natural gas. The principal markets for these commodities are local refining companies, major natural gas transmission pipeline companies, local utilities and private industry end users, which purchase the crude oil, and natural gas pipeline companies, which purchase the gas. There are currently two gas transmission lines that run through the Beech Creek Leases. These lines can be accessed to sell gas produced from the leases. There are two more transmission lines within approximately two miles of these leases.


     In Hancock County, gas production from the Swan Creek Leases will be delivered into the major transmission line of East Tennessee Natural Gas. At the present time, there is no completed pipeline from these leases to the East Tennessee Natural Gas pipeline. The Company is in the process of constructing such a pipeline which is approximately 90% completed and is expected to be completed by the end of 1997. The pipeline which was commenced during the last quarter of 1996 will be approximately 23 miles long and is made of 8 inch steel pipe. The cost to date has been approximately $1,888,312. Completion is expected to cost approximately an additional $500,000. The Company has acquired all necessary regulatory approvals and necessary property rights to complete this pipeline. The Company's pipeline will not only service the Company's wells, connecting its wells to gas purchasers but, will provide transportation of gas for small independent producers in the local area as well. It is anticipated that direct sales could also be made to some local towns and industries. No assurance can be given that the Company will be able to produce a sufficient quantity of crude oil or natural gas to make these operations profitable.

     The estimated present net reserve values based upon a report from Coburn Petroleum Engineering, an independent expert, indicate a present value of $33,874,577 for the Swan Creek Field, $5,929,992 for the Beech Creek Leases, $996,280 for the Fentress County Leases and $547,248 for the Burning Springs Leases. Reserve analyses are at best speculative, especially when based upon limited production; no assurance can be given that the reserves attributed to these leases exist or will be economically recoverable.

                                  THE OFFERING



Shares of Common Stock Offered ...........  684,368(1)

Shares of Common Stock outstanding
as of September 30, 1997..................   6,389,000


Use of Proceeds ..........................   None of the proceeds
                                             will be received by
                                             the Company

                             SUMMARY FINANCIAL DATA


     The following table sets forth certain consolidated financial data of the Company for nine months ended September 30, 1997 and the two years ended December 31, 1996.

--------
1 This includes 100,000 shares issuable to one of the Selling Shareholders upon the exercise of an option granted to that Selling Shareholder on January 30, 1996 by the Company at an exercise price of $6.375 and 300,000 shares issuable to another Selling Shareholder upon the exercise of an option granted to him by Industrial Resources Corporation ("IRC") on May 7, 1997 to acquire 300,000 shares of the Company's common stock. The exercise price is $10.00 per share.

     Data relating to the years ended December 31, 1996 and 1995 is derived from Consolidated Financial Statements appearing elsewhere in this Prospectus. 1996 data has been audited by BDO Seidman, LLP. 1995 data has been audited by Charles
M. Stivers, CPA. The selected consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements, the notes thereto and the reports thereon included elsewhere in this Prospectus.


                                    (unaudited)
                                    Nine months ended          Year ended                 Year ended
Income Statement Data               9/30/97                    12/31/96                   12/31/95
---------------------               -------                    --------                   --------


Revenue                             $         0                $    26,253                $    28,526

Costs and other
deductions                          $ 2,679,987                $ 1,787,317                $ 1,275,000

Net loss                            ($2,679,987)               ($1,761,064)               ($1,246,481)

Earnings per Share                  ($     0.33)               ($     0.28)               ($     0.36)

Balance Sheet Data:

Working Capital                     ($2,228,745)               ($1,065,711)               $   161,933

Total Assets                        $ 4,242,430                $ 2,727,221                $ 1,180,969

Long-Term Liabilities               $   151,610                $    47,828                $    59,000

Stockholders' Equity                $ 1,486,566                $ 1,455,007                $ 1,019,386


                                  RISK FACTORS

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR TOTAL INVESTMENT. PROSPECTIVE INVESTORS OF THE SHARES OFFERED HEREIN SHOULD GIVE CAREFUL CONSIDERATION, IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, TO THE FOLLOWING RISK FACTORS.

     1. Limited History. Although the Company was organized in 1916, it must be regarded as being in a formative stage due to its lack of significant business operations during recent years and the fact that it did not acquire any oil or gas leases until 1995. Prior to its acquisition of these leases, the Company had never been involved in the oil and gas business. Its future success depends upon its ability to profitably operate its existing wells and to expand its operations through the acquisition of additional oil and gas producing properties and/or the acquisition of additional oil and gas leases. No assurance can be given that the Company will be successful in making such acquisitions. If the Company is successful in acquiring additional leases, it faces the risk that the geology reports on which it relies are inaccurate, that the oil and/or gas reserves are less than anticipated, that it will not have sufficient funds to drill on the property, that it will not be able to market the oil and/or gas due to a lack of a market or the lack of pipelines, and that fluctuations in the prices of oil and/or gas will make development of those leases uneconomical. The Company is also subject to all of the risks inherent in attempting to expand a relatively new business venture. These risks include, but are not limited to, possible inability to profitably operate its existing properties or properties to be acquired in the future, the existence of undisclosed actual or contingent liabilities, the inability to fund the requirements of such properties and the inability to acquire additional properties that will have a positive effect on the Company's operations. There can be no assurance that the Company will achieve a level of profitability that will provide a return on invested capital or that will result in an increase in the market value of the Company's securities. See, "Market Price of and Dividends on the Company's Common Equity and Other Stockholder Matters."



     2. Going Concern. The Company's auditors have indicated doubts about the Company's ability to continue as a going concern in view of the recurring losses from operations and the Company's working capital deficiency.

     3. Limited Market for Common Stock. Although the Company's common stock is listed on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), the market for such shares only commenced in May, 1995, following the acquisition of the oil and gas leases described above, and there can be no assurance that it will continue or be maintained. As a result of the limited market, purchasers of shares offered hereby may have difficulty in effecting sales of their stock and/or obtaining a satisfactory price for those shares. Any market price for shares of common stock of the Company is likely to be very volatile, and factors such as success or lack thereof in drilling, the ability or inability to acquire additional oil and gas producing properties, competition, governmental regulation and fluctuations in operating results may all have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's common stock. See,"Market Price of and Dividends on the Company's Common Equity and Other Stockholder Matters."


     4. General Economic Risks/Potential Volatility of Stock Price. The Company's current and future business plans are dependent, in large part, on the state of the general economy. Adverse changes in general and local economic conditions may cause high volatility in the market price of the Company's securities and may adversely affect an investment in these securities. Oil and gas prices are extremely volatile and are subject to substantial seasonal, political, world wide supply of oil and gas and other fluctuations and risks, all of which are beyond the Company's control.

     5. Future Acquisitions. The Company intends to develop and expand its business, principally by developing its existing oil and gas leases and acquiring additional oil and gas-producing properties and/or leases. See "Management's Discussion and Analysis or Plan of Operation" below. The Company has not selected any particular properties in connection with its expansion plans and may not be able to locate desirable property and/or it may not be able to provide the funds necessary to acquire additional property.

     6. Future Capital Requirements; Uncertainty of Future Funding. The Company presently has limited operating capital. It will require substantial additional funding in order to realize its goals of conducting oil and gas exploration operations and acquiring additional oil and gas properties. The Company is currently negotiating with investment banking firms and other entities to raise these funds through equity or debt financing, which may be very difficult for such a highly speculative enterprise. There can be no assurance that such additional funding will be made available to the Company, or if made available, that the terms thereof will be satisfactory to the Company. Furthermore, any equity funding will cause a substantial decrease in the proportional ownership interests of existing stockholders. If such funding is not made available to the Company, it is doubtful that the Company will be able to conduct its planned business operations. See "Management's Discussion and Analysis or Plan of Operation".

     7. Replacement of Reserves. The Company's future success will depend upon its ability to find, acquire and develop additional oil and gas reserves that are economically recoverable. The proven reserves of the Company will generally decline as they are produced, except to the extent that the Company conducts revitalization activities, or acquires properties containing proven reserves, or both. To increase reserves and production, the Company must continue its development and drilling programs, identify and produce previously overlooked or by-passed zones and shut-in wells, acquire additional properties or undertake other replacement activities. The Company's current strategy is to increase its reserve base, production and cash flow through the development of its existing oil and gas fields and selective acquisitions of other promising properties where the Company can utilize new and existing technology. The Company can give no assurance that its planned revitalization, development and acquisition activities will result in significant additional reserves or that the Company will have success in discovering and producing reserves at economical exploration and development costs. The Company may not be able to locate geologically satisfactory property, particularly since it will be competing for such property with other oil and gas companies, many of which have much greater financial resources than the Company. Moreover, even if desirable properties are available to the Company, it may not have sufficient funds with which to acquire additional leases. Furthermore, while the Company's revenues may increase if prevailing oil and gas prices increase significantly, the Company's exploration costs for additional reserves may also increase.


     8. Uncertainty of Reserve Estimates. Oil and gas reserve estimates and the present value estimates associated therewith are based upon numerous engineering, geological and operational assumptions that generally are derived from limited data. Common assumptions include such matters as the extent and average thickness of a particular reservoir, the average porosity and permeability of the reservoir, the anticipated future production from existing and future wells, future development and production costs and the ultimate hydrocarbon recovery percentage. As a result, oil and gas reserve estimates and present value estimates are frequently revised in subsequent periods to reflect production data obtained after the date of the original estimates. If reserve estimates are inaccurate, production rates may decline more rapidly than anticipated, and future production and revenues may be less than estimated. Moreover, significant downward revisions of reserve estimates may adversely affect the Company's ability to borrow funds in the future or have an adverse impact on other financing arrangements.


     In addition, any estimates of future net revenues and the present value thereof are based upon period ending prices and on cost assumptions made by the Company which only represent its best estimate. If these estimates of quantities, prices and costs prove inaccurate and the Company is unsuccessful in expanding its oil and gas reserves base, and/or declines in and instability of oil and gas prices occur, write-downs in the capitalized costs associated with the Company's oil and gas assets may be required. The Company will also rely to a substantial degree on reserve estimates in connection with the acquisition of producing properties. If the Company overestimates the potential oil and gas reserves of a property to be acquired, or if its subsequent operations on the property are not successful, the acquisition of the property could result in substantial losses to the Company. See, "Description of Property".


     9. Operating Hazards. Oil and gas operations involve a high degree of risk. Natural hazards, such as excessive underground pressures, may cause costly and dangerous blowouts or make further operations on wells financially or physically impractical. Similarly, the testing and recompletion of oil and gas wells involves a high degree of risk arising from operational failures, such as blowouts, fires, pollution, collapsed casing, loss of equipment and numerous other mechanical and technical problems. Any of the foregoing hazards may result in substantial losses or liabilities to third parties, including claims for bodily injuries, reservoir damage, loss of reserves, environmental damage and other damage to persons or property. The Company does not have insurance against such hazards.

     10. Future Sales of Common Stock. IRC currently beneficially owns approximately 2,827,767 shares of the common stock of the Company or approximately 44.27% of its outstanding voting securities. This amount is based upon 6,389,000 shares being outstanding or beneficially owned, and assumes the exercise of 497,097 shares vested under options granted by the Company as of May 31, 1996. At June 30, 1997, all of the shares of the common stock owned by IRC have been beneficially owned for two years, and subject to compliance with the applicable provisions of Rule 144 of the Securities and Exchange Commission, IRC may then commence to sell these "restricted securities" in an amount equal to up to 1% of the then outstanding securities of the Company, or the average weekly trading volume in the securities of the Company on any recognized automated system during the four weeks preceding any Notice of Sale pursuant to Rule 144, in any three month period, provided the Company satisfies the "current public information available" requirements of Rule 144 at that time. In such event, such sales could have a substantial adverse effect on any public market that may then exist in the Company's common stock. Purchasers of shares offered hereby may experience, as a result, substantial difficulty in selling their shares at satisfactory prices. Sales of any of these shares by IRC could severely affect the ability of the Company to secure the necessary debt or equity funding for the Company's proposed business operations. For additional information concerning the present market for shares of common stock of the Company, See the caption "Market Price of and Dividends on the Company's Common Stock and Other Stockholder Matters." For information regarding common stock ownership of IRC and the Ratliff family, see, "Security Ownership of Certain Beneficial Owners and Management." The additional 164,266 shares of common stock of the Company acquired by IRC in exchange for debt of the Company as outlined under the heading "Business Development" below (76,557 shares were issued in March, 1996, and 87,709 shares were issued in April, 1996), will have satisfied the present two year Rule 144 holding period in March and April, 1998, respectively, and will also then be available for resale pursuant to Rule 144.

     A total of 505,000 "unregistered" and "restricted" shares of the Company's common stock were issued to Jeffrey D. Jenson, M. E. Ratliff and Leonard W. Burningham, Esq., pursuant to the Compensation Agreements that were executed on May 2, 1995. Pursuant to Rule 144 of the Commission the shares owned by Messrs. Jenson and Burningham, who are non-affiliates, may now be sold without restriction. The shares owned by M. E. Ratliff, who is an affiliate, may not be sold until the Company is subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 Act, as amended (the "1934 Act"). The resale of these securities may also have a substantial adverse impact on any then-existing public market for the Company's common stock. See, "Recent Sales of Unregistered Securities."

     The availability of Rule 144 for resales of "restricted securities" by affiliates is primarily conditioned upon the Company being a "reporting company" under the 1934 Act, and being current" in all reports required to be filed, or having "currently publicly available" the type of information usually provided to broker-dealers effecting transactions in securities of a company as required by Rule l5c2-1 1 (a)(5) of the Securities and Exchange Commission. If the Company was not a "reporting company" at the time any holder of "restricted securities" had held such securities for one year (two years in the case of an affiliate), this type of information would have had to have been provided to stockholders of the Company on a periodic basis over the previous two years, and the Company's balance sheet and income statement at such time should be not less than six months old. Further, this type of information should also have been provided to nationally recognized manuals, broker-dealers effecting transactions in the securities of the Company and newspapers of general circulation, where possible, in order for the Company to satisfy the requirements of having the required information "currently publicly available." Simultaneously with the filing of this Prospectus and the Company's SB-2 Registration Statement for the Shares offered hereby, the Company is filing a Registration Statement on Form 10SB to become a reporting company. Assuming that Registration Statement becomes effective, and the Company thereafter files all reports required to be filed by it with the Securities and Exchange Commission, the Company would have the required information "currently publicly available" concerning it as required by subparagraph (c)(l) of Rule 144. Shares held by non-affiliates would then be able to be sold without restriction after a holding period of two years and could be sold in limited quantities after a holding period of one year.


     11. Control by Current Security Holders. The Shares offered hereby represent a minority of the Company's outstanding voting equity. By virtue of IRC's present ownership of approximately 44.27% of the Company's outstanding voting securities, the management of IRC has the ability to effect significantly the election of the Company's directors, who in turn elect all executive officers. The management of IRC may be deemed to have substantial control over the management and affairs of the Company. Malcolm E. Ratliff, the Company's Chief Executive Officer, is the son of the owner of a majority of the outstanding shares of IRC. He is also an officer of IRC. See "Security Ownership of Certain Beneficial Owners and Management." Upon conclusion of this offering IRC's control will not be diminished.

     12. Warrants. Warrants which were issued in connection with loans made to the Company could under certain circumstances enable the holders of such warrants to acquire a controlling interest in the Company. The Company has commenced a lawsuit seeking to invalidate those warrants. (See "Legal Proceedings")

     13. Competition. The Company's oil and gas exploration activities are centered in a highly competitive field. In seeking any other suitable oil and gas properties for acquisition, or drilling rig operators and related personnel and equipment, the Company will be competing with a number of other companies, including large oil and gas companies and other independent operators with greater financial resources. Management does not believe that the Company's initial competitive position in the oil and gas industry will be significant. See "Competition."

     14. Dependence on Technical Personnel. Certain members of present management have substantial expertise in the areas of endeavor presently conducted and to be engaged in by the Company. To the extent that their services become unavailable, the Company will be required to retain other qualified personnel. There can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms. See "Directors, Executive Officers, Promoters and Control Persons."


     Similarly, the oil and gas exploration industry requires the use of personnel with substantial technical expertise. In the event that the services of its current technical personnel become unavailable, the Company will need to hire qualified personnel to take their place; no assurance can be given that it will be able to recruit and hire such persons on mutually acceptable terms.


     15. Governmental Regulations. The Company is subject to numerous state and federal regulations, environmental and otherwise, that may have a substantial negative effect on its ability to operate at a profit. For a discussion of the risks involved as a result of such regulations, See "Effect of Existing or Probable Governmental Regulations on Business" and "Costs and Effects of Compliance with Environmental Laws."


     16. Market for the Shares. The Company's Common Stock is presently traded on the OTC Bulletin Board. There can be no assurance that there will be a market for the Shares or that the price of such stock will be maintained hereafter. Due to numerous factors the price of the Company's Common Stock may fluctuate significantly. If the price of the Company's Common Stock trades for less than $5.00 per share on the OTC Bulletin Board or the National Quotation Bureau's "pink sheets", the stock will become subject to the Commission's penny stock disclosure requirements. This may have a substantial adverse effect on the liquidity of the Company's common stock and, in addition, these regulations could limit the ability of brokers/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities, including the Shares offered hereby, to sell such securities in the secondary market.

     17. Dividends Unlikely. The holders of Common Stock of the Company are entitled to receive dividends when, as and if declared by the Company's Board of Directors. The Board does not intend to declare any dividends in the foreseeable future and earnings, if any, will be used to finance the requirements of the Company.




                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of Shares by the Selling Shareholders. All of the proceeds from such sales will be retained by the Selling Shareholders.

                        DETERMINATION OF PRICE OF SHARES

     The price received by the Selling Shareholders will be determined by prevailing market prices at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

                                    DILUTION

     The Company is not selling any of the Shares offered. As a result, no dilution will result from the sale of the Shares in this Offering.

                              SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to persons for whom the Company is registering the Shares for resale to the public. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. Beneficial ownership of the Shares by such Selling Shareholders after this Offering will depend on the number of Shares sold by each Selling Shareholder. This table assumes that all of the Shares offered hereby will be sold.




                                    Shares Beneficially Owned                                              Shares Beneficially Owned
                                        Prior To Offering(2)                                                   After the Offering
Name and Address of                 --------------------------              Number of                      -------------------------
  Beneficial Owner                  Number             Percent            Shares Offered                   Number            Percent
  ----------------                  ------             -------            --------------                   ------            -------
Gregory K. Allsberry                1,418                *(3)                  1,418                          0                  0
7711 Carondelet
St. Louis, MO. 63105

James P. Enright, Jr.               5,939                *                     5,939                          0                  0
728 Zeiss Street
St. Louis, MO. 63125

William Evans                      12,121                *                    12,121                          0                  0
5 Wellington Ln.
Southwest Harbor,
ME. 04679


Constance Gianella                  2,228                *                     2,228                          0                  0

--------
2 Applicable percentage of ownership is based upon 6,389,000 shares of Common Stock of the Company outstanding as of September 30, 1997.

3 * Indicates that the percentage of shares beneficially owned does not exceed one percent of the Company's outstanding Common Stock.

IRA Rollover
1028 Summer Tree Dr.
Manchester, MO. 63011

Richard Gianella                    1,151                *                     1,151                          0                  0
IRA Rollover
1028 Summer Tree Dr.
Manchester, MO. 63011

Richard Gianella                    1,731                *                     1,731                          0                  0
Rev Trust
U/A/D 1-13-94
Richard Gianella TTEE
1028 Summer Tree Dr.
Manchester, MO. 63011

Arthur J. Giorgio IRA                 254                *                       254                          0                  0
1251 Cliffridge Ln.
Valley, Park, MO. 63088

Sarah J. Goy                        6,470                *                     6,470                          0                  0
IRA Rollover
1028 Summer Tree Dr.
Manchester, M0. 63011


Neal Harding(4)                   129,424               2%                   429,424                         0                   0
5544 Fairfax St.
Orlando, Fl. 32812


Christopher Harding                 5,000                *                     5,000                         0                   0
2509 Planside Dr.
Louisville, Ky. 40299

Shannon Shay Herlihy                5,000                *                     5,000                         0                   0
2509 Plantside Dr.
Louisville, Ky. 40299


Donald Janda                        2,131                *                     2,131                         0                   0
105 14th Ave.
Charles City, IA. 50616

--------

4 Includes 300,000 shares of common stock issuable upon exercise of an option granted to this Selling Shareholder by IRC on May 7, 1997. The exercise price of the option is $10.00 per share.

Robert Janda                       22,730                *                    22,730                         0                   0
Bank of St. Edward
P.O. Box 188.
St. Edward, NE

Kenny Securities Corp.            100,000(5)          1.5%                   100,000                         0                   0
7711 Carondelet Ave.
St. Louis, Mo. 63105

Peter Kollinger,                   15,909                *                    15,909                         0                   0
MD Rev Trust
U/A/D 7-25-90
Peter Kollinger, MD TTEE
900 W. Temple Ave. - Suite 205
Effingham, IL. 62401

Kossmeyer & Associates             15,489                *                    15,489                         0                   0
Profit Sharing Plan
U/A/D 12-12-85
FBO Carl F. Kossmeyer
38 Muirfield
St. Louis, MO. 63141

Brandon S. Kossmeyer                2,504                *                     2,504                         0                   0
401(k) Profit Sharing Plan
U/A/D 9-26-85
FBO Carl F. Kossmeyer
12161 Lackland Rd.
St. Louis, MO. 63146

Carl F. Kossmeyer                   1,542                *                     1,542                         0                   0
Rev Trust
U/A/D 1-13-94
Carl F. Kossmeyer TTEE
38 Muirfield
St. Louis, MO. 63141



--------
5 Represents 100,000 shares of Common Stock issuable upon exercise of an option granted to this Selling Shareholder by the Company on January 6, 1996. The exercise price of the option is $6 3/8 per share. The principal of Kenny Securities Corp. are John J. Kenny and J. Michael Short.

Chase B. Kossmeyer IRA                254                *                       254                         0                   0
38 Muirfield
St. Louis, MO. 63141

Clayton C. Kossmeyer IRA              254                *                       254                         0                   0
38 Muirfield
St. Louis, MO. 63141

Maria P. Kossmeyer                  4,369                *                     4,369                         0                   0
Rev Trust
U/A/D 1-13-94
Maria P. Kossmeyer TTEE
38 Muirfield
St. Louis, MO. 63141

Maria P. Kossmeyer                    272                *                       272                         0                   0
Custodian for
Chase B. Kossmeyer
38 Muirfield
St. Louis, MO. 63141

Maria P. Kossmeyer                    199                *                       199                         0                   0
Custodian for
Clayton C. Kossmeyer
38 Muirfield
St. Louis, MO. 63141

Maria P. Kossmeyer                    713                *                       713                         0                   0
Custodian for
Meryl A. Kossmeyer
38 Muirfield
St. Louis, MO. 63141

Meryl A. Kossmeyer IRA                254                *                       254                         0                   0
38 Muirfield
St. Louis, MO. 63141


Mark Kruger                        12,121                *                    12,121                         0                   0
27 Arundel Pl.     .
St. Louis, M0. 63015

Samuel Mickelson and                6,470                *                     6,470                         0                   0

Seena Mickelson JT WROS
8089 Whispering Palm Dr.
Boca Raton, FL. 33496

Robert Nicholson                    5,515                *                     5,515                         0                   0
5734 Paddington Way
Boca Raton, FL 33486

William Stern                       6,470                *                     6,470                         0                   0
c/o Mark Twain Bank
1631 S. Lindbergh Blvd.
St. Louis, MO. 63131


Tornado Fund 6                      7,127                *                     7,127                         0                   0
Attn: Dean Carlton
2010 Winter Haven
St. Louis, MO. 63052


Paul J. Wirtz                       1,418                *                     1,418                         0                   0
11078 Oregon Curve
Bloomington, MN. 55438

Gudrun A. Zoeller                   7,491                *                     7,491                         0                   0
7572 Sierra Dr. East
Boca Raton, FL. 33433

                              PLAN OF DISTRIBUTION

     Upon the effectiveness of the Registration Statement, the Selling Shareholders may use this Prospectus, as updated from time to time, to offer the Shares for sale by the Selling Shareholders directly, or through broker-dealers or agents as may be designated from time to time by the Selling Shareholders, or through a combination of such methods. Sales may be effected on the OTC Bulletin Board or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Broker-dealers and agents will receive



------

6    The principals of Tornado Fund are Dean Carlton and Kyle Kabance.

compensation in the form of concessions or commissions from the Selling Shareholders and/or purchasers of the Shares for whom they may act as agent. Such compensation will be negotiated and paid for by either the Selling Shareholders and/or purchasers. The Company has not arranged for the sale of any of the Shares and is not responsible for any concessions or commissions to be paid in connection with such sales. Each Selling Shareholder and any brokers or agents that participate in the distribution of the Shares may be deemed underwriters under the Securities Acts.

     The Shares may be sold on the OTC Bulletin Board or in privately negotiated transactions. Sales of the Shares on the OTC Bulletin Board may be made by one or more of the following means: (a) block trades in which a broker-dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transactions; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; and (d) any other means permitted by applicable regulations and laws. In addition, any Shares which qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares under any circumstances which require the filing of a supplemental prospectus, a supplemental prospectus will be filed under Rule 424(c) under the Act setting forth the names of the participating broker-dealers, the number Shares involved, the price at which such Shares were sold by the Selling Shareholder, and the commission paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealers.

                                LEGAL PROCEEDINGS

     Except as described hereafter, the Company is not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. To the knowledge of management, no director, executive officer or affiliate of the Company or owner of record or beneficially of more than 5% of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.



     The Company is a defendant in an action commenced on March 18, 1997 in the Supreme Court of the State of New York, New York County by a lender, Ulrich Hocker, seeking the recovery of $250,000 based upon a promissory note. The plaintiff sought accelerated summary judgment by filing a motion without a complaint. The motion was denied and the plaintiff was given an opportunity to file a complaint which he did on November 10, 1997. The Company plans to defend the action and has been advised by counsel that it has valid defenses to the claim.

     The Company filed an action in Chancery Court for Knox County, Tennessee on March 21, 1997 against that lender and two other lenders, Thieme Fonds and Wallington Investments, Ltd., as well as Theodore Scallan, the Company's former President, to invalidate warrants which were issued in connection with and as consideration for those loans. The warrants authorize the lenders to purchase common Stock of the Company at $5 per share or at lower prices depending upon the difference between $17 per share and the market price of the Company's stock at the time the warrants are exercised. Should the market value of the Company's stock drop low enough, the exercise price of the warrants would be so low that the holders of the warrants could theoretically acquire a controlling interest in the Company. It is the position of management that these warrants were never validly issued and are null and void because they were not properly authorized by the Company's Board of Directors. In addition, it is the position of the Company that fees paid to Heiko Thieme who represented all of the lenders and the warrants issued as consideration for the loan constituted usurious interest.

     In connection with the aforementioned loan transactions, the Company granted a mortgage to the lenders on all of its property. The existence of that mortgage has hindered the Company's efforts to obtain funding for the purpose of completing the pipeline and continuing drilling activities. The Company sought permission from the Court in Tennessee to substitute a bond in place of the mortgage. The Court refused the request because all of the defendants had not yet been served. All defendants have now been served and the Company intends to renew its request to file a bond. The Company has received a proposal from counsel for the defendants offering to release the mortgage if a bond in the amount of approximately $1,350,000 is filed. The Company is now attempting to arrange for the issuance of the bond.

     At the time the Company sought to obtain a release of the mortgage by filing a bond, it was important to obtain that release because the availability of additional necessary funds was conditioned upon a lender's ability to obtain a first mortgage on the leased property. Since that time, the Company has been able to obtain additional financing in the amount of $5,352,688 by means of private placements of its common stock, $582,222 as loans from IRC, Malcolm E. Ratliff and Tracmark(7) and $310,000 pursuant to an arrangement with Shigemi Morita, a director of the Company and


--------
7 On June 30, 1997, these loans were converted into 86,084 shares of the Company's common stock at a price of $5.62 per share.

William E. Evans, as Trustee, to fund the drilling of additional wells on a loan participation basis.


     An action was commenced on March 5, 1996 in the Circuit Court of Hancock County, Tennessee by the Company and Paul H. Reed, a landowner from whom the Company had leased certain land, against Eastern American Energy seeking a determination that a lease entered into more than ten years earlier between the landowner and Eastern American Energy had terminated. The Circuit Court held that, under Tennessee law, the lease had terminated because Eastern American Energy was not producing oil or gas. Eastern American Energy appealed to the Court of Appeals which affirmed the decision below in favor of the Company.

     The United States Environmental Protection Agency issued an order, to the Company on July 16, 1997 directing it to take certain remedial action to restore certain damage to the Clinch River resulting from the Company's construction of the pipeline. The Company has complied with all the requirements set forth in the order and has been determined to be in full compliance by the U.S. Environmental Protection Agency. The order required that all work be stopped pending compliance. That stop order was lifted on September 20, 1997 and the Company has continued its work on the pipeline which has only 3 miles to go and should be completed by the end of 1997. The Company raised approximately $5,352,688 during August through November 1997 for completion of this work and to finance drilling activities by means of sales of restricted stock.









          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS and CONTROL PERSONS



Identification of Directors and Executive Officers

     The following table sets forth the names of all current directors and executive officers of the Company. These persons will serve until the next annual meeting of stockholders (to be held at such time as the Board of Directors shall determine) or until their successors are elected or appointed and qualified, or their prior resignations or terminations.

                                                         Date of
                                Positions                Election or
Name                               Held                  Designation
----                               ----                  -----------
William A. Moffett              Director                    5/95
1073 Encantado Drive
Santa Fe, NM 87501


James B. Kreamer                Director                 3/13/97
3621 Cabin Creek Road
London, KY 40741

Malcolm E. Ratliff              Chief Executive          3/13/97
12008 Avalon Place              Officer
Knoxville, TN 37922

Shigemi Morita                  Director                 3/13/97
80 Park Avenue
New York, N.Y. 10016

Allen Sweeney                   Chairman of              3/13/97
1400 Oak Tree Drive             Board
Edmund, OK73003

Joseph E. Armstrong             Director                 3/13/97
2624 Selma Avenue
Knoxville, TN 37914


Robert M. Carter                Executive                3/13/97
317 Heathermoor Drive           Vice-President
Knoxville, TN 37922

Sheila Sloan                    Treasurer                3/13/97
121 Oostanali Way
Loudon, TN 37774

Elizabeth Wendelken             Secretary                3/13/97
8023 Stanley Road
Powell, TN 37849

James A. Gerding                Director                 9/4/97
405 LeConte View Drive
Gattenburg, TN 37738



Business Experience

     Joseph Earl Armstrong is 40 years old and a resident of Knoxville, Tennessee. He is a graduate of the University of Tennessee and Morristown College where he received a Bachelor of Science Degree in Business Administration. From 1988 to the present, he has been an elected State Representative for Legislative District 15 in Tennessee. From 1994 to the present he has been in charge of government relations for the Atlanta Life Insurance Co. From 1981 to 1994 he was a District Manager for the Atlanta Life Insurance Co.


     James A. Gerding is 69 years old. He has a Bachelor of Science Degree and a Masters of Business Administration Degree from Indiana Univiersity. Since approximately 1980 he has been the Chief Executive Officer of Pancake Pantry, Inc. which owns one restaurant and franchise another. In addition he is a co-owner of the Village, a 27 store shopping complex in Gattenburg, Tenessee.


     James B. Kreamer is 58 years old. He earned a Degree in Business from the University of Kansas in 1963. He has been the owner of several business enterprises. In 1982, he purchased a seat on the Kansas City Board of Trade where he served on several committees working on the development of futures trading. Since 1979, he has been engaged in the oil and gas business as an investor. He currently serves as a member of the Board of Directors of Panaco, Inc., a NASDAQ energy company.

     William A. Moffett is 63 years old. He received a BS Degree in Geological Engineering from Oklahoma University in 1956. From 1977 to 1982, he was Operations Manager for Esso Exploration and Production in the United Kingdom. From 1982 to 1984, he was General Production Manager for Intercol (an affiliate of Exxon in Colombia). From 1984 to 1991 he was CEO for Stan Vac Indonesia, a joint Exxon/Mobil affiliate. From 1991 until his employment by the Company, Mr. Moffett was retired.

     Shigemi Morita is 62 years old. He received an A.B. Degree from Elon College in North Carolina. From 1969 to 1996 he was the President and CEO of Morita & Co., an insurance agency specializing in insurance for Japanese companies doing business in the United States. In 1996, Morita & Co., Inc. was acquired by Tokio Marine Management, Inc., Mitsubishi International Corporation in New York and Mitsubishi International, Ltd. in Tokyo. He remains as President and as a consultant.


     Malcolm E. Ratliff is 51 years old. He attended the University of Mississippi from 1965 to 1967. He has been involved in the oil and gas business since 1974, initially as a roustabout and then developing oil and gas leases. In 1992 he was involved with personal investments. In 1993 and 1994 he experienced serious health problems which prevented him from working. In April 1995, he became associated with the Company and, after its merger with Onasco, he served as a consultant to the Company's Board of Directors. Since March 13, 1997 he has been Chief Executive Officer of the Company. He is presently acting as interim President of the Company as a result of the death, on September 13, 1997, of Daniel Follmer, the Company's President.


     Allen H. Sweeney is 47 years old. He received an MBA in finance from Oklahoma City University in 1972 and a Bachelor Degree in Accounting from Oklahoma State University in 1969. From 1978 to 1980, he served as Treasurer and CEO of Phoenix Resources Company. From 1980 to 1981, he served as Vice-President-Finance for Plains Resources, Inc. From 1982 to 1984, he was Vice-President-Finance for Wildcat Mud, Inc. From 1984 to 1992 he operated an independent consulting service under the name of AHS and Associates, Inc. Since 1992, he has served as Director and President of Columbia Production Company and Mid-America Waste Management, Inc. Mr. Sweeney is a Director of Frontier Natural Gas Corporation of Houston, Texas, a public corporation.

Committees

     At the present time, the Company has no operating committees.

Family Relationships

     There are no family relationships between any of the present directors or executive officers of the Company.

Involvement in Certain Legal Proceeding


     To the knowledge of management, during the past five years, no present or former director, executive officer, affiliate or person nominated to become a director or an executive officer of the Company:


     (1) Filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

     (2) Was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his or her involvement in any type of business, securities or banking activities;

     (4) Was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS and MANAGEMENT


Security Ownership of Certain Beneficial Owners

     The following tables set forth the share holdings of the Company's directors and executive officers and those persons who own more than 5% of the Company's common stock as of June 30, 1997 with these computations being based upon 6,398,000 shares of common stock being outstanding and assumes the exercise of 281,376 shares vested under options granted by the Company as of June 30, 1997. (See the heading "Other Compensation" and the "Restricted Stock Options Table," under the caption "Executive Compensation" below).

                            Five Percent Stockholders


                                               Number of Shares          Percent
Name and Address              Title           Beneficially Owned        of Class
----------------              -----           ------------------        --------
Industrial Resources       Stockholder              2,836,999              44.4%
Corporation (8)
Ste. 500-600 Main Ave.
Knoxville, TN 37902

Malcolm E. Ratliff(9)      Chief Executive          254,689                3.98%
12608 Avallon Place        Officer
Knoxville, TN 37922

                        Directors and Executive Officers

                                               Number of Shares          Percent
Name and Address              Title           Beneficially Owned        of Class
----------------              -----           ------------------        --------

Joseph Earl Armstrong      Director                         0                 0
2624 Selma Avenue

Knoxville, TN 37914

Robert M. Carter           Exec. Vice                  23,000               0.4%
317 Heathermoor Drive      President
Knoxville, TN 37922

James A. Gerding           Director                         0                 0
405 Le Conte View Drive
Gattenburg, TN 37738

James B. Kreamer           Director                         0                 0
3621 Cabin Creek Rd.
London, KY 40741

William A. Moffett         Director                    37,397               0.6%
--------



7 James Ratliff is the sole owner of the outstanding securities of IRC, and, accordingly, he may be deemed to be an affiliate of the Company. He is also the father of Malcolm E. Ratliff, who received 215,000 shares of common stock of the Company pursuant to one of the compensation Agreements. See the heading "Business Development" of the caption "Description of Business", Part I, Item 1.



9    Malcolm E. Ratliff is a Vice-President of Industrial Resources Corporation.

1073 Encantado Drive
Santa Fe, NM 87501

Shigemi Morita             Director                   114,300              1.9%
80 Park Avenue
New York, N.Y. 10016


Malcolm E. Ratliff10       CEO and                    254,689              3.98%
12008 Avallon Place        President
Knoxville, TN


Sheila F. Sloan            Treasurer                    2,000                 0
121 Oostanali Way
Loudon, TN 37774


Allen H. Sweeney           Chairman of                100,500               1.6%
1400 Oak Tree Drive        the Board
Edmund, OK 73003

Elizabeth Wendelken        Secretary                        0                 0
8023 Stanley Road
Powell, TN 37849


All Officers and                                      529,682              8.48%
Directors as a Group


Changes in Control

     Except as indicated below, to the knowledge of the Company's management, there are no present arrangements or pledges of the Company's securities which may result in a change in control of the Company.

                            DESCRIPTION OF SECURITIES

Authorized Capital Stock

     The authorized capital stock of the Company consists of 50,000,000 shares of common stock with a one mill ($0.001) par value per share.

     Common Stock. The holders of the common stock are entitled to one vote per share on each matter submitted to a vote


--------
10 The principal shareholder of IRC is the father of Malcolm E. Ratliff. 128,052 shares of stock of IRC are owned by Tracmark, Inc., a corporation, the principal shareholders of which are Malcolm E. Ratliff and his father.

at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights, and therefore, a majority of the shares of outstanding common stock will be able to elect the entire Board of Directors and, if they do so, minority stockholders would not be able to elect any persons to the Board of Directors. The Company's Bylaws provide that a majority of the issued and outstanding shares of the Company shall constitute a quorum for stockholders meetings except with respect to certain matters for which a greater percentage quorum is required by statute or the by-laws.


     Stockholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and except as indicated under the heading "Market Price of and Dividends On the Company's Common Equity and Other Stockholder Matters" - "Dividends" below, the Company does not anticipate that it will pay dividends in the foreseeable future.

     The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by existing shareholders and may dilute the book value of their shares.

     There are no provisions in the Bylaws or Articles of Incorporation of the Company which would delay, defer or prevent a change in control of the Company.

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES and AGENTS

     Section 48-18-502 of the Tennessee Business Corporation Act (the "TBCA") allows a corporation to indemnify any director in any civil or criminal proceeding (other than a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or any other proceeding in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit) by reason of service as a director if the person to be indemnified conducted himself or herself in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

     Unless limited by its charter, Section 48-18-503 of the TBCA requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because of his or her role as director against reasonable expenses incurred in connection with the proceeding. The Company's charter does not provide any limitations on this right of indemnification.

     Pursuant to Section 48-18-504 of the TBCA, the Company may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a statement of the director's good faith belief that he or she has met the standard of conduct described in Section 48-18-502.

     Section 48-18-505 of the TBCA permits a court, upon application of a director, to order indemnification if it determines that the director is entitled to mandatory indemnification under Section 48-18-503 or that he or she is fairly and reasonably entitled to indemnification, whether or not he or she met the standards set forth in Section 48-18-502.


     Section 48-18-506 of the TBCA limits indemnification under Section 48-18-502 to situations in which either (i) the majority of a disinterested quorum of directors; (ii) independent special legal counsel; or (iii) the stockholders determine that indemnification is proper under the circumstances.

     Section 48-18-507 of the TBCA extends certain indemnification rights to officers, employees and agents of a corporation as well.

     Regardless of whether a director, officer, employee or agent has the right to indemnity under Section 48-18-502 or Section 48-18-503 of the TBCA, Section 48-18-508 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     Section 48-18-509 of the TBCA provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors; however, no indemnification may be made where a final adjudication adverse to the director establishes his or her liability for breach of the duty of loyalty to the corporation or its stockholders or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defenses of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered hereunder, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS

Glossary of Terms

     Confirmed Structure: A structure that is defined due to actual geological testing and information.

     Farmout Agreement: A form of agreement between oil and gas operators whereby the owner of a lease who is not interested in drilling at the time, agrees to assign the lease or a portion of it to another operator who wishes to drill the acreage. The assignor may or may not retain an interest (royalty or production payment) in the production.

     Hydrocarbons: Organic chemical compounds of hydrogen and carbon atoms. There are a vast number of these compounds, and they form the basis of all petroleum products. They may exist as gases, liquids or solids. An example of each is methane, hexane and asphalt.

     Verified Structure: A structure that is verified by actual geological testing and/or penetration.

     Wildcat: A term applied to a mining company organized, or to a mine or well dug, in an attempt to develop unproven ground far from previous production. Any risky venture in the mining or petroleum industry.

     Shut-in Well: A well that is not in production because of a lack of a market or a pipeline connection.

     Shut-in Royalty: Payment to royalty owners under the terms of a mineral lease that allows the operator or lessee to defer production from a shut-in well.


Business Development.

     The Company is in the business of exploring for and producing oil and gas and marketing gas in Tennessee produced by others. The Company's activities in the oil and gas field did not commence until May 2, 1995. At present it has no producing properties. However, it has drilled 5 wells in the Swan Creek field all of which have commercial quantities of gas. Two additional wells are currently being drilled in that field and are expected to be completed by December 15, 1997.


     The Company was initially organized under the laws of the State of Utah on April 18, 1916, under the name "Gold Deposit Mining & Milling Company." The Company was formed for the purpose of mining, reducing and smelting mineral ores.



     The Company's Articles of Incorporation were amended on April 12, 1966, by unanimous vote of the shareholders, to provide that the Company shall have a perpetual existence.


     On November 10, 1972, the Company conveyed to an unaffiliated entity substantially all of the Company's assets at that time, and the Company ceased all business operations.




     On July 12, 1984, the Company's Articles of Incorporation were again amended to: (i) authorize it to engage in any business or enterprise deemed to be beneficial to the Company; (ii) increase the authorized capital of the Company from 1,000,000 shares to 50,000,000 shares of common stock (which allowed the Company to issue the "unregistered" and "restricted" shares referred to in the preceding paragraph); (iii) reduce the par value of its common stock from $0.10 to $0.001; (iv) provide that fully-paid stock shall not be liable for any further call or assessment; and (v) provide that stockholders shall not have preemptive rights to acquire unissued shares. There were 980,778 outstanding voting securities of the Company on the date of the adoption of this amendment by the stockholders of the Company, and 696,146 shares were voted in favor of these amendments with none opposing and none abstaining.


     From approximately 1983 to 1991, the operations of the Company were limited to seeking out the acquisition of assets, property or businesses.

     In contemplation of completing a "reverse" reorganization with Onasco Biotechnologies, Inc. ("Onasco Texas"), the stockholders of the Company adopted, ratified and approved the following amendments to the Company's Articles of Incorporation: (i) a forward split of the then outstanding 2,480,778 shares of common stock of the Company on a basis of 2.015496 for one, resulting in 5,000,000 post-split shares being outstanding, and retaining the par value at $0.001 per share, with the appropriate adjustments being made in the additional paid-in capital and stated capital accounts of the Company; and (ii) a change of the Company's name to "Onasco Companies, Inc." These amendments were subject to the completion of the contemplated reorganization.

     The Company entered into an Agreement and Plan of Reorganization with Onasco Texas and all of its stockholders on December 17, 1991 (the "Onasco Plan"). Pursuant to the Onasco Plan, the Company acquired all of the issued and outstanding shares of common stock of Onasco Texas in consideration of the Company's issuance of an aggregate total of 15,000,000 post-split "unregistered" and "restricted" shares of its $0.001 par value common stock to the stockholders of Onasco Texas, pro rata, in accordance with their respective interests in Onasco Texas.

     The Onasco Plan was effective as of December 18, 1991, the date on which the aforesaid Articles of Amendment respecting the reorganization with Onasco Texas were filed with the Department of Commerce of the State of Utah. There were 2,480,778 outstanding voting securities of the Company on the date of the adoption of this amendment by the stockholders of the Company, and 1,339,146 shares were voted in favor of these amendments with none opposing and none abstaining.


     Onasco Texas, which became a wholly owned subsidiary of the Company following the completion of the Onasco Plan, was organized under the laws of the State of Texas on October 17, 1991. The Company carried on the business operations previously conducted by Onasco Texas, which consisted of the development of diagnostic kits to screen for the presence of Type D retrovirus in humans and monkeys and a putative, synthetic vaccine against such viruses. These operations, which primarily involved research and development activities, proved unsuccessful and were discontinued in June, 1994, and Onasco Texas was dissolved by resolution of the Board of Directors on or about April 10, 1995. The dissolution did not involve any bankruptcy or similar proceeding.

     In accordance with the Utah Revised Business Corporation Law, which became effective in 1991, on September 11, 1992, the Company's Articles of Incorporation were further amended (i) to authorize the stockholders of the Company to take any action without a meeting, that could have been taken at a meeting of the stockholders, if consents are signed by stockholders holding at least the number of shares that would be necessary to take the action at a meeting (this action was not possible under prior law); and (ii) to provide for the reclassification of each outstanding share of its common stock to become one-twentieth of one share of new common stock (designated "Reconstituted Common Stock"), effective September 15, 1992, with no fractional shares being created and no stockholder to hold less than one share, and with no change in the par value or the authorized capital. The net effect of this reclassification was a one share for twenty reverse split of the outstanding shares of common stock. There were 20,259,987 outstanding voting securities of the Company on the date of the adoption of this amendment by the stockholders of the Company, and 14,800,000 shares were voted in favor of these amendments with none opposing and none abstaining; the outstanding voting securities of the Company were reduced to 1,012,999 shares as a result of the reverse split.

     In connection with a change in control of the Company in the summer of 1994, Duane S. Jenson and his son, Jeffrey D. Jenson, purchased 697,500 shares of the Company's common stock, constituting approximately 67% of the then outstanding voting securities of the Company, from Dr. Robert C. Bohannon, Ph.D. and his family, in consideration of the sum of $10,000. Dr. Bohannon was formerly the principal stockholder of Onasco Texas, and had served as the President, CEO, Vice President and a director of the Company since the completion of the Onasco Plan. Dr. Bohannon resigned these positions with the Company, effective June 13, 1994, compromised a debt of the Company to him for past services rendered to the Company prior to the change in control, and designated Jeffrey D. Jenson to serve as President, CEO, Secretary/Treasurer and a director of the Company. At the time of the change of control, Dr. Bohannon was the sole director and executive officer of the Company. The remaining 33% of the Company's stock was held by original public shareholders. Subsequent to the change in control, Dr. Bohannon did not perform any services for the Company. Prior to the change in control, no director of the Company received compensation in excess of $100,000 per annum.


     At a special meeting of stockholders held on April 28, 1995, the Company's stockholders voted


     (i) to approve the execution of an agreement (the "Purchase Agreement") pursuant to which the Company would acquire certain oil and gas leases, equipment, securities and vehicles owned by Industrial Resources Corporation ("IRC"), a Kentucky corporation, in consideration of the issuance of 4,000,000 post-split (as described below) "unregistered" and "restricted" shares of the Company's common stock;

     (ii) to amend the Articles of Incorporation of the Company to effect a reverse split of the Company's outstanding $0.001 par value common stock on a basis of one share for two, retaining the par value at $0.001 per share, with appropriate adjustments being made in the additional paid-in capital and stated capital accounts of the Company;

     (iii) to change the name of the Company to "Tengasco, Inc."; and

     (iv) to change the domicile of the Company from the State of Utah to the State of Tennessee by merging the Company into Tengasco, Inc., a Tennessee corporation, formed by the Company solely for this purpose.


     The Purchase Agreement was duly executed by the Company and IRC, effective May 2, 1995. The reverse split, name change and change of domicile became effective on May 4, 1995, the date on which duly executed Articles of Merger effecting these changes were filed with the Secretary of State of the State of Tennessee; a certified copy of the Articles of Merger from the State of Tennessee was filed with the Department of Commerce of the State of Utah on May 5, 1995. Unless otherwise noted, all subsequent computations in this Prospectus retroactively reflect this one for two reverse split and all other reverse splits outlined above under this caption. There were 1,037,650 outstanding voting securities of the Company on the date of the adoption of the amendments by the stockholders of the Company, and 801,383 shares were voted in favor of the amendments with none opposing and none abstaining.



     At the annual meeting of stockholders held January 30, 1996, the following persons were elected as directors of the Company, to serve until the next annual meeting of the stockholders of the Company or until their successors are elected and qualified, or their prior resignations or terminations: Walter C. Arzonetti; Benton L. Becker; Charles N. Manhoff, William A. Moffett, and Lyle G. Stockstill. At the annual meeting, 4,047,550 shares of the 5,239,300 outstanding voting securities were voted in favor of the election, with none opposing and none abstaining.


     At the annual meeting of the directors held January 30, 1996, immediately following the annual meeting of the stockholders, the following persons were elected as executive officers of the Company, to serve until the next annual meeting of the Board of Directors of the Company or until their successors are elected and qualified, or their prior resignations or terminations: Ted P. Scallan, President and CEO; Kelley S. Grabill, Secretary; and Jeffrey D. DeMunnik, Treasurer. At its annual meeting, the Board of Directors also adopted resolutions pursuant to which options to purchase "unregistered" and "restricted" shares of common stock of the Company were granted to Messrs. Jeffrey D. DeMunnik, Kelley S. Grabill, Ted P. Scallan and Lyle G. Stockstill, directors or executive officers of the Company, and to certain other persons, who were consultants or employees. See, "Executive Compensation" "Restricted Stock Options Table" below.

     Mr. Stocksill resigned on November 25, 1996 and Messrs. Manhoff and Arzonetti resigned on February 7,1997. Mr. Valliant resigned on January 27, 1997. Mr. Becker resigned on January 30, 1997. Mr. Fetters and Mr. Wright resigned on March 13, 1997. On March 13, 1997, Joseph Armstrong, James B. Kreamer, Shigemi Morita and Allen Sweeney were elected by the Board of Directors to serve as directors to replace resigned directors until the next annual meeting of shareholders.


     Theodore P. Scallan resigned as President and CEO on November 26, 1996 and was replaced by James E. Kaiser who served until January 24, 1997 and was then replaced as President by Daniel G. Follmer and as CEO by Malcolm E. Ratliff. Mr. Follmer also served as Chief Financial Officer since March 13, 1997.

     Mr. Follmer died on September 13, 1997 and has not yet been replaced as either President or CFO. Mr. Ratliff is presently acting as interim President.


     Jeffrey DeMunnik resigned as Secretary on December 4, 1996 and as Treasurer on January 17, 1997. He was replaced as Secretary by Elizabeth Wendelken and as Treasurer by Sheila F. Sloan.

     Robert C. Carter was elected a Vice-President on December 4, 1996 and served until March 13, 1997 when he was elected Executive Vice-President.


General

     In connection with the Purchase Agreement, the Company acquired from IRC the following properties:

     (i) a 100% working interest in 41 oil and gas leases on a total of 8,058 acres, more or less, and a 25% working interest on one lease of 462 acres, more or less, located in Clay County, Kentucky (collectively, the "Beech Creek Leases"). Each of these leases provides for a landowner royalty of 12.5% of the oil produced and saved from the leased premises or, at the lessee's option, to pay the market price for such 12.5% royalty. The leases also provide for a landowner royalty equal to 12.5% of the market price at the well of the gas sold or used off the premises, except for injection for secondary recovery of oil. The lessors are also entitled to free gas for all stoves and inside lights in the principal dwelling house on the leased properties by making connection to the well or wells at their own expense and risk. The Beech Creek Leases are also subject to overriding royalties ranging from 1.25% to 5%.

     (ii) a 100% working interest in 5 oil and gas leases on a total of 741 acres, more or less, located in Clay County, Kentucky (collectively, the "Wildcat Leases"). Each of these leases is subject to a 12.5% landowner royalty, on the same terms as the Beech Creek Leases, and a 3.125% overriding royalty.

     (iii) a 100% working interest in six oil and gas leases on a total of 744 acres, more or less, located in Clay County, Kentucky (collectively, the "Burning Springs Leases"). Each of these leases is subject to a 12.5% landowner royalty, on the same terms as the Beech Creek Leases and the Wildcat Leases, and overriding royalties ranging from 3.125% to 7.5%.

     (iv) a 100% working interest in nine oil and gas leases on a total of 2,121 acres, more or less, located in Fentress County, Tennessee (collectively, the "Fentress County Leases"). Each of these leases is subject to a 12.5% landowner royalty, on the same terms as the above referenced leases, and a 19% overriding royalty; and a 25% overriding royalty on one existing well. Section 60-1-301 of the Tennessee Code provides for a severance tax of 3% on all gas and oil removed from the ground in Tennessee.

     The initial term of each of the above referenced leases ranges from one year to four years, with each lease to remain in effect thereafter for as long as (i) oil, gas, casing-head gas or casing-head gasoline is being produced on the leased premises, (ii) the Company has drilled a producing well and shut-in royalty is paid for the right to inject, store and remove gas, or (iii) the Company commences drilling another well or paying rentals within one year of drilling a dry hole on the leased premises.


     For those leases that are subject to a rental requirement, the obligation to pay rent arises only when no well is in production on the leased premises. Rent may be paid annually or quarterly, and once it has been paid, the Company has the right to defer the commencement of a well for the period for which the rent was paid. Rent amounts vary from $1 to $5 per acre per year, with certain leases providing for a flat rental payment of $1500.



     The Beech Creek Leases contain four wells. These four wells have been tested and management believes they are capable of producing gas in paying quantities. Flow lines have been laid to connect these wells to the gas transmission system of Wiser Oil Co., however, the wells are not presently in production.

     The Wildcat Leases have no wells at this time. The Company intends to evaluate the potential of this lease block in 1997 and to schedule promising locations for future drilling. Wiser Oil Company and Somerset Gas, two of the oil purchasers in the area, have lines running on or adjacent to the lease block.

     The Burning Springs Leases contain a total of 11 gas wells, all of which are shut-in. Several of the wells were in production in 1996 and were hooked up to a nearby Southern Gas Company transport line. At present, the wells are not producing since the compressors and related equipment have been moved to the

Swan Creek leases where, it is anticipated, the wells will be more profitable. The Company intends to evaluate the wells that are listed as shut-in for possible workover or deepening potential; after the evaluation, they will be either reworked or plugged.

     The Fentress County Leases currently have one well, which is shut-in. The well will require additional work to initiate production.

     Following the completion of the Purchase Agreement, the Company acquired a 100% working interest in 210 oil and gas leases on a total of 30,367 acres more or less, located in Hancock, Claiborne County, Tennessee (collectively, the "Swan Creek Leases"). Each of these leases provides for a landowner royalty of 12.5%, leaving the Company a net royalty interest of 87.5% in each lease.

     The term of these leases is similar to the terms set forth above with respect to the leases acquired from IRC.

     There are five existing wells on the Swan Creek Leases. All of these wells have been completed and will be available for production as soon as the pipeline is completed. The first two wells have recently tested at 4.8 million cubic feet and 1.2 million cubic feet, respectively, of gas per day.

     The Company also acquired a 100% working interest in four oil and gas leases on a total of 1,003.19 acres, more or less, located in Lauderdale County, Alabama (collectively, the "Alabama Leases"). Each of these leases provides for a landowner royalty of 12.5%, leaving the Company a net royalty interest of 87.5% in each lease.

     The Alabama Leases have no existing wells. These leases will be designated for wildcat purposes and there is no immediate plan to acquire additional leases in the area or to begin an exploration program.

     The term of these leases is similar to the terms described above with respect to the leases acquired from IRC.


     For those leases that are subject to a rental requirement, the date of the Company's next rent payment is shown on the applicable lease schedule attached hereto as an Exhibit. The obligation to pay rent arises only when no well is in production on the leased premises. Rent may be paid annually or quarterly, and once it has been paid, the Company has the right to defer the commencement of a well for the period for which the rent was paid. Rent amounts are $1 per acre per year.


     Substantial additional evaluation and remedial work will be necessary in order to determine whether most of the Company's wells will be able to produce oil and gas in paying quantities and to make them produce in such quantities. The Company's ability to perform these operations will depend to a great degree on its ability to raise sufficient funding to develop its leases, as to which no assurance can be given. Nor can any assurance be given that if the Company is able to obtain such funding, it will be able to produce oil and gas in profitable quantities.

Governmental Regulations

     The Company is subject to numerous state and federal regulations, environmental and otherwise, that may have a substantial negative effect on its ability to operate at a profit. For a discussion of the risks involved as a result of such regulations, see, "Effect of Existing or Probable Governmental Regulations on Business" and "Costs and Effects of Compliance with Environmental Laws" hereinafter in this section.

Principal Products or Services and Markets

     The Company will conduct exploration and production activities to produce crude oil and natural gas. The principal markets for these commodities are local refining companies, major natural gas transmission pipeline companies, local utilities and private industry end users, which purchase the crude oil, and natural gas pipeline companies, which purchase the gas. There are currently two gas transmission lines that run through the Beech Creek Leases; these lines can be accessed to sell gas produced from the leases. There are two more transmission lines within approximately two miles of these leases.


     In Hancock County, gas production from the Swan Creek Leases will be delivered into the major transmission line of East Tennessee Natural Gas. At the present time, there is no completed pipeline from these leases to the East Tennessee Natural Gas pipeline. The Company is in the process of constructing such a pipeline which is approximately 90% completed as to length and is expected to be completed by the end of 1997. The pipeline will be approximately 23 miles long and is made of 8 inch steel pipe. The cost to date has been approximately $1,833,000. Completion is expected to cost approximately an additional $500,000. The Company has acquired all necessary regulatory approvals and 100% of necessary property rights to complete this pipeline. The Company's pipeline will not only service the Company's wells, but, will provide transportation of gas for small independent producers in the local area as well. It is anticipated that direct sales could also be made to some local towns and industries. No assurance can be given that the Company will be able to produce a sufficient quantity of crude oil or natural gas to make these operations profitable.

Reserve Analyses

     Coburn Petroleum Engineering of Tulsa, Oklahoma, has performed reserve analyses of all the Company's productive leases. R. W. Coburn, a registered petroleum engineer, and the owner of Coburn Petroleum Engineering, has no interest in the Company or IRC, and performed these services at his standard rate ($90 per hour was billed and paid for these reports). The net reserve values used hereafter were obtained from a report dated June 18, 1997 prepared by Coburn Petroleum Engineering. In substance, the report, used estimates of oil and gas reserves based upon standard petroleum engineering methods which include decline curve analysis, volumetric calculations, pressure history, analogy, various correlations and technical judgment. Information for this purpose was obtained from owners of interests in the areas involved, state regulatory agencies, commercial services, outside operators and files of Coburn Petroleum Engineering.

     Discounting the net reserve values by 10% results in a present value of $33,874,577 for the Swan Creek Field, $5,929,992 for the Beech Creek Leases, $996,280 for the Fentress County Leases and $547,248 for the Burning Springs Leases. Reserve analyses are at best speculative, especially when based upon limited production; no assurance can be given that the reserves attributed to these leases exist or will be economically recoverable. See "Risk Factors" - "Uncertainty of Reserve Estimates."

     It is standard in the industry for reserve analyses such as these to be used as a basis for financing of drilling costs.

Distribution Methods of Products or Services

     Crude oil is normally distributed in this area by tank truck and natural gas is distributed and transported via pipeline. Gas purchasers in the area include Delta Natural Gas Company, Inc., Wiser Oil Company, Southern Gas Company of Delaware, Inc., Somerset Gas and East Tennessee Natural Gas. Delta and Wiser operate a gas gathering system that runs through the center of the Company's

Beech Creek leases. The existing Beech Creek wells have been tied into the Wiser Oil Company system in anticipation of future production. The Burning Springs wells are connected to Southern Gas Company's gathering system.

     Should the Company decide to use transmission lines owned by other businesses, it will have to negotiate the prices to be paid with the owner of that transmission line, provided capacity is available. There can be no assurance that prices can be negotiated which will enable the Company to sell its products profitably.

     Oil from the Fentress County Leases will be stored in a tank battery, consisting of two 210 barrel tanks, while awaiting shipment by tank truck.

     Gas production from the Swan Creek Leases will go into the East Tennessee Natural Gas transmission system through use of the pipeline presently under construction by the Company, as described above.

     The Company has no farmout agreements with any entity.

Status of Any Publicly Announced New Product or Service


     The Company has publicly announced its agreement with Enserch Energy Services, Inc. ("Enserch") to market gas provided by that Company in Tennessee and Southeastern United States. See Management's Discussion and Analysis of Plan of Operation below.



Competitive Business Conditions, Competitive Position in the
Industry and Methods of Competition


     The Company's contemplated oil and gas exploration activities in the States of Kentucky and Tennessee will be undertaken in a highly competitive and speculative business atmosphere. In seeking any other suitable oil and gas properties for acquisition, the Company will be competing with a number of other companies located in the State of Kentucky and elsewhere, including large oil and gas companies and other independent operators with greater financial resources. Management does not believe that the Company's initial competitive position in the oil and gas industry will be significant.

     At the local level, the Company has only two competitors in the area of its acreage blocks in the State of Kentucky, who are: Equitable Resources and Ashland Oil. Its principal competitors in the State of Tennessee are Ashland Oil and Miller Services; and in the State of Alabama are Engineering Development Corp. and Torch Operating Co. In the area of the Company's pipeline, the Company is in a favorable position since it will own the only pipeline within a 20 mile radius. Within that area, the Company owns leases on approximately 30,367 acres. In addition, remaining landowners will find it difficult to deal with any other oil and gas companies since such companies will not have access to a pipeline.

     Management does not foresee any difficulties in procuring drilling rigs or the manpower to run them in the area of its operations. The experience of management has been that in most instances, drilling rigs have only a one or two day waiting period; however, several factors, including increased competition in the area, may limit the availability of drilling rigs, rig operators and related personnel and/or equipment; such an event may have a significant adverse impact on the profitability of the Company's operations.

     The Company anticipates no difficulty in procuring well drilling permits which are obtained from the Tennessee Oil and Gas Board. They are usually issued within one week of application. The Company generally does not apply for a permit until it is actually ready to commence drilling operations. The Company presently has five well drilling permits for use anywhere in Tennessee.

     The prices of the Company's products are controlled by the world oil market and the United States natural gas market; thus, competitive pricing behaviors are considered unlikely; however, competition in the oil and gas exploration industry exists in the form of competition to acquire the most promising acreage blocks and obtaining the most favorable prices for transporting the product. Management believes that the Company is well-positioned in these areas because of the transmission lines that run through and adjacent to the properties it leases and because it holds relatively large acreage blocks in what management believes are promising areas.


Sources and Availability of Raw Materials and Names of Principal Suppliers


     Excluding the development of oil and gas reserves and the production of oil and gas, the Company's operations are not dependent on the acquisition of any raw materials. See, "Competitive Business Conditions, Competitive Position in the Industry and Methods of Competition" set forth above.


Dependence on One or a Few Major Customers


     The Company will be dependent on local purchasers of hydrocarbons in the areas where its properties are located for sales of its products. The five purchasers in the areas of the Company's operations are Wiser, Southern, Delta, Somerset and East Tennessee Natural Gas. The only customers with which the Company has a written contract are Hawkins County Utilities and Powell Valley Electric Cooperative. Those entities have agreed to purchase gas from the Company's Hancock County fields upon completion of the pipeline. It is anticipated that sales to Hawkins County Utilities will amount to approximately 4,000 MCF per day. Sales to Powell Valley Electric Cooperative are to be determined at a future date.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, including Duration


     Royalty agreements relating to oil and gas production are standard in the industry. The amount of the Company's royalty payments varies from lease to lease. See, the heading "General" under this section. The amounts of the royalties on each of the Company's leases may be obtained from the Company.


Need for Governmental Approval of Principal Products or Services


     None of the principal products or services offered by the Company require governmental approval; however, permits are required for drilling oil or gas wells. See, "Effect of Existing or Probable Governmental Regulations on Business" below in this section.


Effect of Existing or Probable Governmental Regulations on Business


     Exploration and production activities relating to oil and gas leases are subject to numerous environmental laws, rules and regulations. The Federal Clean Water Act requires the Company to construct a fresh water containment barrier between the surface of each drilling site and the underlying water table. This involves the insertion of a seven-inch diameter steel casing into each well, with cement on the outside of the casing. The cost of compliance with this environmental regulation is approximately $10,000 per well.

     The State of Kentucky also requires oil and gas drillers to obtain a permit for their activities and to post with the Division of Oil and Gas of the Kentucky Department of Minerals and Mines (the "Kentucky Division") a bond to ensure that each well is properly plugged when it is abandoned. These bonds are based on $1 per foot. Each of the Kentucky wells has a $5,000 bond which was originally posted by IRC and remains in place. The Kentucky Division will retain the bond until the subject wells are plugged.

     The State of Tennessee also requires the posting of a bond to ensure that the Company's wells are properly plugged when abandoned. A separate $2,000 bond is required for each well drilled. The Company currently has a $10,000 bond on deposit with the State of Tennessee. See, "Description of Property" "Disclosure of Oil and Gas Operations" below.

     The State of Alabama also requires the posting of a bond to ensure that the

Company's wells are properly plugged when abandoned. A single-well bond, which varies between $5,000 and $50,000, depending upon well depth, or a blanket bond of $100,000, may be obtained for wells drilled on-shore. At the present time, the Company does not have plans to drill any wells in the State of Alabama.

     The Company's operations are also subject to laws and regulations requiring removal and cleanup of environmental damages under certain circumstances. Laws and regulations protecting the environment have generally become more stringent in recent years, and may in certain circumstances impose "strict liability," rendering a corporation liable for environmental damages without regard to negligence or fault on the part of such corporation. Such laws and regulations may expose the Company to liability for the conduct of operations or conditions caused by others, or for acts of the Company which were in compliance with all applicable laws at the time such acts were performed. The modification of existing laws or regulations or the adoption of new laws or regulations relating to environmental matters could have a material adverse effect on the Company's operations. In addition, the Company's existing and proposed operations could result in liability for fires, blowouts, oil spills, discharge of hazardous materials into surface and subsurface aquifers and other environmental damage, any one of which could result in personal injury, loss of life, property damage or destruction or suspension of operations.

     The Company believes it is presently in compliance with all applicable federal, state or local environmental laws, rules or regulations; however, continued compliance (or failure to comply) and future legislation may have an adverse impact on the Company's present and contemplated business operations.


     At Board of Directors' meetings held June 6 and 7, 1995, the Board of Directors adopted resolutions to form an Environmental Response Policy and Emergency Action Response Policy Program. A plan was recently adopted which provides for the erection of signs at each well and at strategic locations along the pipeline containing telephone numbers of the Company's office and the home telephone numbers of key personnel. A list will be maintained at the Company's office and at the home of key personnel listing phone numbers for fire, police, emergency services and Company employees who will be needed to deal with emergencies.


     The foregoing is only a brief summary of some of the existing environmental laws, rules and regulations to which the Company's business operations are subject, and there are many others, the effects of which could have an adverse impact on the Company. Future legislation in this area will no doubt be enacted and revisions will be made in current laws. No assurance can be given as to what effect these present and future laws, rules and regulations will have on the Company's current and future operations.

Research and Development



     The Company has not expended any material amount on research and development activities during the last two fiscal years. Research done in conjunction with its exploration activities will consist primarily of running radiometric surveys on the lease blocks and conducting geological research on the surface. This work will fall under the job description of the geologist to be hired for these activities and will not have a material cost of anything more than his or her standard salary. See "Number of Total Employees and Number of Full-Time Employees" set forth below in this section.



Cost and Effects of Compliance With Environmental Laws


     See, "Effect of Existing or Probable Governmental Regulations on Business" set forth above in this section.


Number of Total Employees and Number of Full-Time Employees


     The Company presently has twenty full-time employees and one part-time employee. When it commences its full-scale oil and gas operations, the Company plans to add additional full-time employees, exclusive of executive officers.

     The Company has hired a full-time geologist at a salary of $40,000 per year. His duties for the Company include: surface and sub-surface geology, log correlation, surface and sub-surface mapping, field--research (i.e., radiometric, gravity, magnetic and geochemical research) and well-site geology.

            MANAGEMENT'S DISCUSSION and ANALYSIS or PLAN of OPERATION


     The Company intends to continue its 48 well drilling program on the Swan Creek leases. The existence of substantial deposits of hydrocarbons (oil and/or gas) in the Swan Creek structure (i.e. the rock formation beneath the surface) is confirmed by the following facts:

     The Swan Creek structure is located in an area known as the Eastern Overthrust Belt which is an area with numerous faults. A fault is an area where geologic plates overlap. The porous rock within such areas generally contain significant amounts of oil and/or gas. The Eastern Overthrust Belt is geologically similar to the Western Overthrust Belt located in the Rocky Mountains, where there are other oil and gas producing properties.

     The Company has successfully completed four wells in this area, all of which have been flow tested by metering gas from the wells through a one-half inch orifice. These tests all verify the presence of a substantial reservoir of natural gas and/or oil. One of these wells, the Reed #1 tested at 4,800,000 cubic feet of gas per day with a flowing pressure of 800 psi. Another well, the Sutton #1 tested at 1,200,000 cubic feet per day with a flowing pressure of 150 psi.


     The Company's present plans call for the drilling of approximately fifty additional wells on the Swan Creek leases over a two to three year period at a cost of approximately $225,000 per well. Completion of the pipeline presently being constructed by the Company and which is necessary in order for the Company to be able to sell its gas is anticipated by the end of 1997 at an additional cost of approximately $500,000.


     The Company is currently drilling two of the additional wells with funds advanced on a participation basis by a director and a third-party. The arrangement provides for the participants to receive 25% of income. Drilling is anticipated to be continued with additional funds provided on a similar participating basis until income from well production is sufficient to fund further drilling.

     The Company during 1997 has procured funds from private sales of restricted securities in the amount of approximately $5,000,000 and from loans in the aggregate amount of $580,000 from IRC, Tracmark, Inc. and Malcolm E. Ratliff which were thereafter converted to common stock of the Company.


     Thereafter, the Company plans to construct two extensions to its pipelines so as to enable it to exploit other leases which are part of the Swan Creek leases. These extensions which will be approximately 40 miles in length will cost approximately $4,000,000. The Company's ability to expand its operations in this manner is dependent upon the success of the Company's drilling program. Moreover, no assurance can be given that the Company will be able to obtain the required rights of way to construct any such pipeline, and the pipeline currently under construction will only serve production from a portion of the Swan Creek Field.


     The Company does not presently have the funds needed to enable it to complete the extensions to its pipeline, although it does have funds necessary to complete the pipeline.

     The Company presently has funds sufficient to drill at least 20 additional wells and anticipates no difficulty in funding additional wells if the wells it drills prove to be productive.

     The Company also anticipates income from the sale of gas pursuant to a marketing agreement with Enserch, a major marketer of natural gas, pursuant to which the Company will receive 50% of the profits derived from the sale of natural gas in Tennessee and other Southeastern States. Enserch is a wholly owned subsidiary of Texas Utilities, Inc., a public company listed on the New York Stock Exchange engaged in the production and sale of hydrocarbons. It has a net worth of more than $2,000,000,000. To date, it has not exploited the market in Tennessee and Southeastern United States.

     The Enserch agreement has a term of five years and will terminate May 31, 2002 and thereafter, will continue from year to year unless terminated.


     Exploitation of the other leases held by the Company is being placed on hold at the present time.

     The sales price for gas is determined on the basis of an index used by all suppliers and users of gas. The price fluctuates between $2.50 per MCF and $4.50 per MCF, usually higher during the cold weather months. The cost of production from the well averages approximately $.50 per MCF. Transportation costs are approximately $.25 per MCF which includes amortization of the pipeline. In addition, the Company anticipates receiving revenue from third parties who desire to use the pipeline.

     To date, the Company has not drilled any dry wells.

     There can be no assurance, of course, that all of the funding necessary for the completion of the wells will become available. It is anticipated that the Company will implement development programs on the Beech Creek and Fentress County Leases sometime in the future. The Swan Creek Leases are being given first priority because of their higher economic attractiveness.


     Management anticipates both short term and long term increases in oil and gas prices which should have a positive effect on the Company's income and profits. The belief is based, among other things, upon the following factors:

          1. Instability in the Middle East:

          2. Conversion of electric generating plants from coal to gas;

          3. Discontinuance of construction of nuclear power plants;

          4. Increased use of natural gas to decrease the greenhouse effect.


     The Company has no plans, at present, to increase the number of its employees significantly.



Other Significant Plans


     The Company, pursuant to its agreement with Enserch, also intends to actively pursue the gas marketing business on the

Eastern seaboard. The Eastern seaboard, and Tennessee in particular, has numerous industrial end users of natural gas that are currently exposed to a limited number of gas suppliers. Enserch at present has no sales force in the Southeastern United States and intends to rely on the Company which will be the only Tennessee company selling gas in Tennessee. The agreement with Enserch provides for the Company to share equally in profits from sales of gas.


     In addition to an active drilling program the Company intends to continue strategically acquiring leases in promising areas in the States of Kentucky and Tennessee. No assurance can be given that the Company will be able to identify or acquire any such leases or that if it does acquire any such leases, they will be profitable.

     This plan of operation is based upon many variables and estimates, all of which may change or prove to be other than or different from information relied upon.


Results of Operations


     Effective May 2, 1995, and pursuant to a Purchase Agreement, the Company acquired certain oil and gas-leases, equipment, marketable securities and vehicles, from IRC. Following the completion of this transaction, the Company changed its domicile to the State of Tennessee on May 5, 1995. Prior to the completion of this Purchase Agreement, the Company had been inactive from 1993, and had little or no assets or operations. The assets reflected as being owned on December 31, 1995, were all primarily acquired from IRC.

     During the year ended December 31, 1996, the Company had revenues of $26,253 as compared with revenues of $28,526 for the year ended December 31, 1995. The revenues resulted from the sale of gas. The Company has shut in the wells which produced that gas, transferring some of the equipment to the Swan Creek lease in anticipation of the completion of the pipeline.

     Depletion, depreciation and amortization expense increased from $89,528 for 1995 to $133,187 for 1996 as a result of the fact that the Company did not acquire its assets from IRC until May, 1995 so that there were only seven months of depreciation during 1995.


     Unrealized holding losses on marketable equity securities ($593,792 in 1995) were a one-time event and were not incurred in 1996.

     General and administrative expense also increased substantially during the same periods as the result of the addition of four full time employees and salaried executive officers, and increased rental for new executive offices which were leased in January, 1996.

     Interest expense increased from $32,594 to $145,302 in 1996 due to the amortization of long-term debt discounts associated with certain stock warrants granted in connection with such debt.

     The increase in net loss from operations during the year ended December 31, 1996 as compared with the year ended December 31, 1995 was due primarily to the increased general and administrative expense, offset somewhat by the non-recurrence of losses on marketable equity securities.


     The Company had no revenues during the nine month period ending September 30, 1997 since it shut in the wells which it had been operating in 1996 in order to concentrate on the pipeline and the Swan Creek leases.

Liquidity


     Loans in the aggregate total of $882,112 were advanced by IRC, a related party and an "affiliate" of the Company during the year ended December 31, 1995, and 164,266 "unregistered" and "restricted" shares of the Company's common stock were issued as of December 31, 1995, in full payment of this indebtedness.


     Revenues from operations during the year ended December 31, 1996 and the nine months ended September 30, 1997 were insufficient to fund the Company's operations. The Company has relied upon loans of $1,000,000 from Neal Harding in 1997, loans of approximately $941,000 by IRC and $110,350 by Malcolm E. Ratliff during 1996. The loans from IRC and Mr. Ratliff plus accrued interest were satisfied by the issuance of 101,146 shares of the Company's common stock to IRC and 13,320 shares to Malcolm E. Ratliff. The loan from Mr. Harding was used primarily for pipeline construction and was payable on December 31, 1997. Mr Harding has agreed to extend payment of $500,000 of his loan to the Company until June 30, 1998. The balance of the loan which is due December 31, 1997 will be paid out of funds presently in the Company's possession.

     In 1997, IRC advanced $323,005 to the Company, Malcolm E. Ratliff advanced $12,000 and Tracmark, Inc., a subsidiary of IRC, advanced $133,420. These loans, plus accrued interest, were satisfied by the issuance of 59,328 shares of the Company's common stock to IRC, 2,204 shares to Malcolm E. Ratliff and 24,552 shares to Tracmark, Inc. In addition, during 1997 the Company received $4,222,000 by private sales of its common stock and participation arrangements in well drilling with Shigemi Morito, a Director, and a third party.

     During the first quarter of 1996, the Company sold 166,667 shares of stock of another corporation that it had acquired from IRC pursuant to the Purchase Agreement for $250,000; received $91,119 from the exercise of options; and $280,690 from a private placement of stock.


     These revenues and loans accounted for substantially all of the Company's liquidity during this year.

                             DESCRIPTION OF PROPERTY


Property Location, Facilities, Size and Nature of Ownership


     The Company holds oil and gas leases on the following properties located near Manchester, Kentucky: (i) 8,058 acres in the Beech Creek Leases; (ii) 744 acres in the Wildcat Leases; and (iii) 741 acres in the Burning Springs Leases. The Company also holds leases on 2,121 acres in Fentress County, Tennessee, near Jamestown. There are currently two producing wells on the Tennessee acreage, only one of which is owned by the Company. Additionally, the Company holds leases on 30,363 acres in Hancock County, Tennessee, and 1,003.19 acres in Lauderdale County, Alabama. The initial terms of these leases varies from one to four years. Many of them can be extended at the option of the Company by payment of annual rent. Some of them will terminate unless the Company has commenced drilling. However, the Company does not anticipate any difficulty in continuing those leases, particularly in Hancock County, since the Company's pipeline will be the only means available to landowners in that area to sell any gas produced from wells on their property. See "Description of Business" "General" above.

     The Beech Creek Leases provide for a landowner royalty of 12.5% of the oil produced and saved from the leased premises or, at the lessee's option, to pay the market price for such 12.5% royalty. The leases also provide for a landowner royalty equal to 12.5% of the market price at the well of the gas sold or used off the premises, except for injection for secondary recovery of oil. The lessors are also entitled to free gas for all stoves and inside lights in the principal dwelling house on the leased properties by making connection to the well or wells at their own expense and risk. The Beech Creek Leases are also subject to overriding royalties ranging from 1.25% to 5%.

     The Wildcat Leases provide for a 12.5% landowner royalty, on the same terms as the Beech Creek Leases, and a 3.125% overriding royalty.

     The Burning Springs Leases are subject to a 12.5% landowner royalty, on the same terms as the Beech Creek Leases and the Wildcat Leases, and overriding royalties ranging from 3.125% to 7.5%.

     The Fentress County Leases are subject to a 12.5% landowner royalty, on the same terms as the above referenced leases, and a 19% overriding royalty; and a 25% overriding royalty on one existing well. Section 60-1-301 of the Tennessee Code provides for a severance tax of 3% on all gas and oil removed from the ground in Tennessee.

     The Company leases its principal executive offices, consisting of approximately 4,731 square feet located at 603 Main Avenue, Suite 500, Knoxville, Tennessee, at a monthly rent of $3,942.50.

     In addition, the Company has drilling equipment and vehicles which it acquired from IRC. All of this equipment is in satisfactory operating condition. The securities which the Company acquired from IRC were sold during 1996 for $250,000.

Disclosure of Oil and Gas Operations


     On May 2, 1995, upon the execution of the Purchase Agreement with IRC, the Company acquired the rights to certain oil and gas leases in the State of Kentucky (the "Beech Creek Leases," "Wildcat Leases" and "Burning Springs Leases") and the State of Tennessee (then "Fentress County Leases"). Subsequently, the Company also acquired additional acreage in Tennessee (the "Swan Creek Leases") and in Alabama (the "Alabama Leases"). See "Description of Business" - "Business Development" and "General" above.

     The Company was not engaged in the business of oil and gas exploration and development prior to the date of the IRC Purchase Agreement. IRC, the entity from which the Company acquired certain of these properties, drilled four wells on the Beech Creek Leases in the past three years. All of these wells are capable of producing gas in paying quantities, according to tests run on the wells. IRC also drilled a well on one of the Fentress County Leases; this well is currently shut in and awaiting a workover.

     Eleven wells on the Burning Springs leases are currently shut-in. There are two completed wells on the Swan Creek leases, the Reed #1 and the Sutton #1, which discovered and proved the structure in the early 1980s. These wells have recently tested at 4,800,000 and 1,200,000 cubic feet of gas per day. The Company has drilled three additional wells in 1996. Development of the Swan Creek Field will require the completion of the pipeline to deliver gas to a transmission company with the tie-in point being located approximately 23 miles away from the field. The pipeline is approximately 90%

completed and is expected to be complete by the end of the year.


     Tests to date on the completed wells on the Swan Creek leases indicate substantial potential for future deliverability. Based upon engineering reports, management believes that the wells drilled to date have a life expectancy of approximately 37 years on a declining basis.

     The Company does not pay any taxes on its leased property and does not carry any insurance on the vacant land.

     The Alabama Leases have no existing wells. These leases are "wildcat" explorations and there is no immediate plan to acquire additional leases in the area or to begin an exploration program.

     No estimate of total, proved net oil or gas reserves has been filed with or included in reports to any federal authority since the beginning of the Company's last fiscal year.

     The Company is currently not a party to any contract or agreement obligating it to provide a fixed and determinable quantity of oil or gas in the future, but anticipates entering into such contracts for delivery of gas commencing as early as December, 1997.



                 CERTAIN RELATIONSHIPS and RELATED TRANSACTIONS


Transactions with Management and Others

     Except as set forth hereafter, there have been no material transactions, series of similar transactions or currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

     At the Company's inception, the Board of Directors authorized the issuance of 600,000 shares of its then $0.10 par value common voting stock to directors, executive officers and persons who may be deemed to have been promoters or founders of the Company in consideration of the conveyance to the Company of approximately 10 lode mining claims located in the Battle Mountain Mining District, State of Nevada. The Company conducted limited mining operations following its organization.

     In connection with a change in control of the Company, in January, 1983,

the Board of Directors of the Company authorized the issuance of 1,500,000 "unregistered" and "restricted" shares of its common stock to certain directors and executive officers in consideration of cash and services rendered of an aggregate value of $7,500.

     At a special meeting of the Board of Directors held April 11, 1995, the Board of Directors adopted resolutions providing for the granting of options to purchase "unregistered" and "restricted" shares of common stock of the Company to certain directors, executive officers and consultants whose service was to commence on the closing of a Purchase Agreement then being negotiated with Industrial Resources Corporation, a Kentucky corporation ("IRC"). See, "Executive Compensation" - "Other Compensation" below.

     At a special meeting of stockholders held on April 28, 1995, the Company's stockholders voted to approve the execution of the Purchase Agreement pursuant to which the Company would acquire certain oil and gas leases, equipment, securities and vehicles owned by IRC, in consideration of the issuance of 4,000,000 post-split (as described below) "unregistered" and "restricted" shares of the Company's common stock.

     Thereafter, the Purchase Agreement was amended to provide for the sale of certain additional assets for a price of $450,000 paid by the execution by the Company of a promissory note in that amount.

     The assets acquired by the Company pursuant to the Purchase Agreement, as amended, consisted of machinery and equipment, vehicles, computer equipment, furniture and fixtures, well equipment, land leases, intangible drilling costs and stock of United Petroleum Corp., a public company. The book value of these assets was $1,752,000 at the time of the acquisition. The 4,000,000 shares of the Company's stock given as consideration for those assets had a market value, at that time, of $1,000,000 based upon a bid price of $.25 as reported by the National Quotation Bureau. The total cost of these assets to the Company, including the $450,000 note, was $1,450,000. IRC may be deemed to have been an affiliate. The Company believes that the terms of the Purchase Agreement were at least as favorable as those it could have received from an unaffiliated party.

     On May 2, 1995, in connection with the execution of the Purchase Agreement, Jeffrey D. Jenson, Kathleen L. Morrison and Travis T. Jenson resigned as directors and executive officers of the Company and the following individuals rwere appointed to serve as directors in their stead: George E. Walter, Jr.; Raymond E. Johnson; Jack E. Earnest; Edgar G. Baugh; Walter C. Arzonetti; Charles N. Manhoff; Joe B. Mattei; William A. Moffett; John O'Hagan; and Benton
L. Becker. George E. Walter, Jr. was also appointed President/CEO of the Company, and James C. Walter was appointed Vice President and Secretary/Treasurer. None of the retiring directors had received compensation in excess of $100,000 prior to May 2, 1995.


     As compensation for services rendered and to be rendered to the Company, including services relating to the Purchase Agreement, on May 2, 1995, the Company also executed three written compensation agreements (the "Compensation Agreements") providing for the issuance of a total of 505,000 "unregistered" and "restricted" shares of common stock to the following individuals: M. E. Ratliff, Jeffrey D. Jenson; and Leonard W. Burningham, Esq.

     The Compensation Agreements of Messrs. Ratliff and Jenson provided for the issuance of 215,000 and 240,000 "unregistered" and "restricted" post-split shares (the one for two reverse split was not effected until May 4, 1995), respectively, to these individuals as compensation for services valued by the Company at $21,500 each. Initially, Mr. Ratliff was to receive the same number of shares as Mr. Jenson; however, he agreed to reduce the number of shares he was to receive by 25,000 shares, with the additional shares being allocated as part of the shares of common stock to be issued to Mr. Burningham under one of the Compensation Agreements, as outlined below. The shares issued to Mr. Jenson who is a non-affiliate, may be sold without restriction at any time after May 4, 1997. The shares issued to Mr. Ratliff, who may be deemed an affiliate, may not be sold until such time as the Company becomes a reporting company in accordance with the Rules of the Commission.

     The Compensation Agreement of Mr. Burningham provided for the issuance of 50,000 "unregistered" and "restricted" post-split shares of common stock as compensation for legal services rendered and to be rendered to the Company, exclusive of costs. These services were valued by the Company at $5,000. The shares owned by Mr. Burningham, who is not an affiliate, became free trading on May 4, 1997 pursuant to Rule 144 of the Rules of the Securities and Exchange Commission.

     Effective December 31, 1995, IRC agreed to accept 164,266 "unregistered" and "restricted" shares of the Company's common stock, with a market value of $5.37 per share on such date, as full payment for debt of approximately $882,112.25 of the Company to IRC. This debt included the note for $450,000 plus advances of $403,613 made by IRC in 1995, for use as working capital; for payment of salaries; for the acquisition of leases (approximately 100 leases at a cost of $4 per acre); for expert evaluations; and for legal services. These shares represented approximately 3% of the outstanding shares of the Company. The price was determined based upon the average trading price for shares of common stock of the Company on the OTC Bulletin Board as of December 31, 1995. See, "Security Ownership of Certain Beneficial Owners and Management", for information regarding the voting securities of the

Company owned by IRC.


Certain Business Relationships



     Except as set forth hereafter, there are no business relationships, existing or planned, between the Company or any of its subsidiaries and any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company's common stock, or any member of the immediate family of any of the foregoing persons.

     During 1995, the Company converted $882,112.25 of debt payable to IRC to 164,366 shares of common stock. The debt included a promissory note for $450,000 which was given to IRC, along with 4,000,000 shares of common stock as the purchase price for approximately $1,752,000 of assets consisting of property, plant and equipment, oil and gas leases and marketable securities.

     During 1996, the Company converted $992,000 of debt payable to IRC to 101,146 shares of common stock and $114,712 of debt payable to Malcolm E. Ratliff to 13,320 shares of common stock. Both obligations arose from loans to the Company by IRC and Malcolm E. Ratliff.

     During 1997, the Company converted $333,719 of debt payable to IRC to 59,328 shares of common stock, $12,398 of debt payable to Malcolm E. Ratliff to 2,204 shares of common stock and $138,105 of debt payable to Tracmark, Inc. to 24,552 shares of common stock. Those obligations arose from loans to the Company by IRC, Malcolm E. Ratliff and Tracmark, Inc.

     Repayment of the $1,000,000 loan from Mr. Harding was guaranteed by IRC, which also granted an option to Mr. Harding to purchase 300,000 shares of stock of the Company at a price of $10 per share.

Indebtedness of Management


     No officer, director or security holder known to the Company to own of record or beneficially more than 5% of the Company's common stock or any member of the immediate family of any of the foregoing persons is indebted to the Company.


Parents of the Issuer


     Unless IRC may be deemed to be a parent of the Company, the Company has no parents.

Transactions with Promoters

     With the exception of the Compensation Agreements of Malcolm E. Ratliff and Jeffrey D. Jenson, and the issuance of "unregistered" and "restricted" shares of the Company's common stock to IRC, Malcolm E. Ratliff and Tracmark, Inc. in cancellation of debt, all as outlined under the heading "Description of Business" - "Business Development" above, and those options outlined under the caption "Executive Compensation" below, there have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any promoter or founder or any member of the immediate family of any of the foregoing persons, had a material interest.


            MARKET FOR COMMON EQUITY and RELATED STOCKHOLDER MATTERS

Market Information

     The Company's common stock is listed on the OTC Bulletin Board of the NASD; however, the market for shares of the Company's common stock was extremely limited until the closing of the Purchase Agreement with IRC in May of 1995. No assurance can be given that the present market for the Company's common stock will continue or will be maintained, and the sale of the Company's unregistered and "restricted" common stock pursuant to Rule 144 by IRC or others as outlined under the heading "Risk Factors" above, may have a substantial adverse impact on any such public market. See, "Risk Factors" - "Future Sales of Common Stock."

     The Company's common stock has been listed on the OTC Bulletin Board since the quarter ended March 31, 1994. The high and low bid prices for shares of common stock of the Company since that period ( including inter-dealer transactions) are as follows:


Quarter ending:                                         High               Low
---------------                                         ----               ---

March 31, 1994(11)                                      0.25              0.125

June 30, 1994                                           0.25              0.125

September 30, 1994                                      0.25              0.125

--------
11 The high bid price for the quarter ended March 31, 1994 is a trading price only.

December 31, 1994                                       0.25               0.25

March 31, 1995                                          0.25               0.25

June 30, 1995                                           3.75               0.25

September 30, 1995                                      9.00               3.125

December 31, 1995                                       8.00               5.375


March 31, 1996                                         11.00               7.625

June 30,1996                                           14.50               5.50

September 30, 1996                                     18.00               8.25

December 31, 1996                                      18.50               9.50

March 31, 1997                                         17.25              10.00

June 30, 1997                                          14.50              10.50


September 30, 1997                                     13.50               8.25



     These bid prices were obtained from the National Quotation Bureau, Inc. ("NQB") and do not necessarily reflect actual transactions, retail markups, mark downs or commissions. The transactions include inter-dealer transactions.


Holders


     The number of record holders of the Company's common stock as of September 30, 1997, was approximately 382.



Dividends

     There are no present material restrictions that limit the ability of the Company to pay dividends on common stock or that are likely to do so in the future. The Company has not paid any dividends with respect to its common stock, and does not intend to pay dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

Compensation

     The following table sets forth the aggregate compensation paid by the Company for services rendered during the periods indicated to its directors and executive officers:

                                        SUMMARY CASH COMPENSATION TABLE(12)

                                    ANNUAL COMPENSATION                                 LONG TERM COMPENSATION

                                                                                Restricted       Securities
Name & Position            Year       Salary           Bonus                    Stock Awards     Underlying Options(13)
---------------            ----       ------           -----                    ------------     ----------------------


Walter C. Arzonetti        1994         0                 0                         0                     0
Director                   1995         0                 0                         0                     0
                           1996         0                 0                         0                     0

Edgar G. Baugh             1994         0                 0                         0                     0
Director                   1995         0                 0                         0                     0
                           1996         0                 0                         0                     0

Benton L. Becker           1994         0                 0                         0                     0
Chairman of                1995         0                 0                         0                     100,000
Board                      1996         0                 0                         0                     0

Robert M. Carter(14)       1994         0                 0                         0                     0


--------

12   No other compensation was received by any officer or director.

13   No stock options have been received during the last completed fiscal year.

14 Has 75,000 options exercisable at $5.00 per share which expire on February 24, 1999. 22,346 are vested.


Vice-President             1995         0                 0                         0                     75,000
                           1996      $31,570              0                         0                     0

Jeffrey DeMunnik           1994         0                 0                         0                     0
Secretary                  1995         0                 0                         0                     25,000
Treasurer                  1996      $34,077              0                         0                     0

Jack E. Earnest            1994         0                 0                         0                     0
Director                   1995         0                 0                         0                     100,000
                           1996         0                 0                         0                     0

Daniel G. Follmer(15)      1994         0                 0                         0                     0
Chief Financial            1995         0                 0                         0                     100,000
Officer                    1996       $2,885              0                         0                     0

Kelly S. Grabill           1994         0                 0                         0                     0
Secretary                  1995      $10,653                                        0                     250,000
                           1996      $ 7,104                                        0                     0

James A. Gerding           1994         0                 0                         0                     0
Director                   1995         0                 0                         0                     0
                           1996         0                 0                         0                     0

Raymond E. Johnson         1994         0                 0                         0                     0
Director                   1995         0                 0                         0                     100,000
                           1996         0                 0                         0                     0

James E. Kaiser            1994         0                 0                         0                     0
President                  1995         0                 0                         0                     0
                           1996      $20,000              0                         0                     0

Charles N. Manhoff         1994         0                 0                         0                     0
Director                   1995         0                 0                         0                     100,000
                           1996         0                 0                         0                     0

Joe B.Mattei               1994         0                 0                         0                     0
Director                   1995         0                 0                         0                     100,000

--------
15 Has 100,000 options exercisable at $5.00 per share, which expire on February 24, 1999. 29,795 are vested.

                           1996         0                 0                         0                     0

William A. Moffett         1994         0                 0                         0                     0
CEO & Director             1995         0                 0                         0                     100,000
                           1996         0                 0                         0                     0


John P. O'Hagan            1994         0                 0                         0                     0
Director                   1995         0                 0                         0                     100,000
                           1996         0                 0                         0                     0

Malcolm E. Ratliff         1994         0                 0                         215,000(16)           0
CEO                        1995         0                 0                         0                     0
                           1996         0                 0                         0                     0

Ted P. Scallan             1994         0                 0                         0                     0
President                  1995         0                 0                         0                     100,000
                           1996     $53,120               0                         0                     100,000

Sheila Sloan              1994          0                 0                         0                     0
Treasurer                  1995         0                 0                         0                     0
                           1996     $17,850               0                         0                     10,000(17)

Lyle Stocksill             1994         0                 0                         0                     0
Director                   1995         0                 0                         0                     0
                           1996         0                 0                         0                     100,000

George E. Walter Jr.       1994                           0                         0                     0
President and              1995     $ 2,584                                         0                     0400,000
Director                   1996        $923               0                         0                     0

James C. Walter            1994           0               0                         0                     0


--------

16   Value on May 2, 1997, the date of issue of these shares, was $53,750.

17   Received in 1997.


Vice-President             1995     $23,076               0                         0                     100,000
Secretary/                 1996      $3,077               0                         0                     0
Treasurer

Elizabeth Wendelken        1994         0                 0                         0                     0
Secretary                  1995         0                                           0                     0
                           1996     $14,500               0                         0                     10,000(18)

--------
18 Received in 1997.

     The following table sets forth the options exercised during the past 18 months by each of the directors and executive officers, the exercise price, the number of unexercised options and the value of the unexercised options as of September 30,1997:


                           Options   Exercise   Unexercised   Value of
     Name                 Exercised  Price       Options    Unexercised
-----------------------------------------------------------------------
Walter C. Arzonetti         88,493     .275       11,507     $138,084


Robert M. Carter            25,000     .275            0            0

Jeffrey D. DeMunnik         20,644     .275        4,366       52,392

Kelly S. Grabill            12,500     .275            0            0

Raymond Johnson, Dec'd      10,000     .275            0            0

Charles N. Manhoff          88,356     .275       11,644      139,728

Joseph B. Mattei            37,000     .275       63,000      756,000

William A. Moffett         100,000     .275       62,613      751,356

Allen Sweeney               66,849     .275            0            0

James C. Walter             35,616     .275       64,384      772,608

Bonuses and Deferred Compensation

                  None; not applicable.




Compensation Pursuant to Plans

     The Company does not presently have any stock option, stock incentive, bonus or similar plan for its directors, executive officers or employees; however, options have been granted to directors and executive officers and certain consultants of the Company to purchase shares of "unregistered" and "restricted" common stock of the Company at various prices. See, "Other Compensation" and the "Restricted Stock Options Table" set forth below in this section.

Pension Table

     The Company does not presently have a pension or similar plan for its directors, executive officers or employees. Management intends to adopt a 401(k) plan and full liability insurance for directors and executive officers and a health insurance plan for employees in the near future.


Other Compensation

     On April 11, 1995, the Board of Directors resolved that each member of the Board of Directors would receive compensation in the form of an option to purchase 100,000 "unregistered" and "restricted" post-split shares of the Company's common stock at a price of $0.25 per share. Pursuant to a resolution of the Board of Directors on May 2, 1995 the exercise price of such options was increased to $0.275 per share, which amount was then equal to 110% of the average bid prices for the Company's common stock on the OTC Bulletin Board on the date of the grant.

     Commencing on May 4, 1995, certain other officers and consultants were induced to serve as executive officers or consultants of the Company in consideration of the grant of a similar option, and these options were ratified by the Board of Directors at meetings held June 6 and 7, 1995, in Nashville, Tennessee. At the annual meeting of the Board of Directors which was held on January 30, 1996, immediately following the annual meeting of stockholders, the Board of Directors also granted certain other directors, executive officers, consultants and employees options to acquire shares of the Company's "unregistered" and "restricted" shares of common stock of the Company.

     The following table sets forth information with respect to the optionees:

         OPTION/SAR GRANTS IN LAST FISCAL YEAR AND TO SEPTEMBER 30, 1997

===========================================================================================================================
Name of Option                            Securities              % of              Exer-           Expira-           Grant
Holder                                    Underlying              Total             cise            tion              Date
                                          Total                   Options           Price           Date              Value
                                          Options                 Granted
                                          Granted
---------------------------------------------------------------------------------------------------------------------------
Robert M. Carter                            75,000                 25.4              5.0            2/25/99        103,125

Executive Vice-
President
---------------------------------------------------------------------------------------------------------------------------
Daniel G. Follmer                          100,000                 33.8              5.0            2/24/99        137,500
President-Deceased
---------------------------------------------------------------------------------------------------------------------------
Ted P. Scallan                             100,000                 33.8              6.375          2/26/97         81,000
Former President
---------------------------------------------------------------------------------------------------------------------------
Sheila Sloan                                10,000                  3.3              5.0            6/12/98         80,000
Treasurer
---------------------------------------------------------------------------------------------------------------------------
Elizabeth Wendelken                         10,000                  3.3              5.0            6/12/98         80,000
Secretary
===========================================================================================================================

Compensation of Directors

     The Board of Directors has resolved to compensate members of the Board of Directors for attendance at meetings at the rate of $250 per day, together with direct out-of-pocket expenses incurred in attendance at the meetings, including travel.

     Members of the Board of Directors may also be requested to perform consulting or other professional services for the Company from time to time. The Board of Directors will set a rate of compensation for such services which may be no less favorable to the Company than if the services had been performed by an independent third party contractor. The Board of Directors has reserved to itself the right to review all directors' claims for compensation on an ad hoc basis.

Employment Contracts

     There are presently no employment contracts relating to any member of management, however, depending upon the Company's operations and Requirements, the Company may offer long term contracts to directors, executive officers or key employees in the future.

Termination of Employment and Change of Control Arrangement

     None; not applicable.

                  CHANGES IN and DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING and FINANCIAL DISCLOSURE

Change from David T. Thomson, CPA to Charles M. Stivers, CPA


     David T. Thomson, Certified Public Accountant, of Salt Lake City, Utah,

audited the financial statements of Onasco Companies, Inc. (the Company's predecessor) for the year ended December 31, 1994.


     Charles M. Stivers, Certified Public Accountant, of Manchester, Kentucky, was engaged as the Company's accountant on May 4, 1995, and reviewed interim unaudited financial statements of the Company prepared by management.

     There were no disagreements between the Company and Mr. Thomson, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused him to make reference to the subject matter of the disagreement in connection with his report.


     The decision to change principal accountants was not submitted for approval to the Board of Directors; the change was made by the Company's President to Mr. Stivers because Mr. Stivers was the accountant who audited the cost basis of the principal assets of the Company acquired from IRC pursuant to the Purchase Agreement in May of 1995, and the Company had little or no operations prior to the completion of the Purchase Agreement.


     Also, during the Company's two most recent fiscal years, and since then, Mr. Thomson has not advised the Company that any of the following exist or are applicable:

     (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to his attention that has led him to no longer be able to rely on management's representations, or that has made him unwilling to be associated with the financial statements prepared by management,

     (2) That the Company needs to expand significantly the scope of its audit, or that information has come to his attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause him to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

     (3) That he has advised the Company that information has come to his attention that he has concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

     Further, during the Company's two most recent fiscal years and since then, the Company has not consulted Mr. Thomson regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

     The Company has provided Mr. Thomson with a copy of the disclosure provided under this caption of the Prospectus, and he has provided the Company with a letter addressed to the Commission stating that he agrees with the disclosures made herein.


Change from Charles M. Stivers. CPA. to Price-Bednar, LLP, CPA

     Price-Bednar, LLP, Certified Public Accountants, were engaged as the Company's accountants as of February 22, 1996, to audit the financial statements of the Company for the calendar year ending December 31, 1995.

     There were no disagreements between the Company and Mr. Stivers, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused him to make reference to the subject matter of the disagreement in connection with his unaudited reports.

     The unaudited reports of Mr. Stivers did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to change principal accountants was submitted for approval to the Board of Directors; the change was made to Price-Bednar because the Company was seeking to find a larger accounting firm with more in-depth experience in Commission filings.

     Also, during the Company's most recent fiscal year, and since then, Mr. Stivers has not advised the Company that any of the following exist or are applicable:

     (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to his attention that has led him to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management,

     (2) That the Company needs to expand significantly the scope of its audit, or that information has come to his attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause him to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

     (3) That he has advised the Company that information has come to his attention that he has concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

     Further, during the Company's most recent fiscal year and since then, the Company has not consulted Mr. Stivers regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

     The Company has provided Mr. Stivers with a copy of the disclosure provided under this caption of the Registration Statement, and he has provided the Company with a letter addressed to the Commission stating that he agrees with the disclosures made herein.

Change from Price-Bednar, LLP, CPA to Charles M. Stivers, CPA

     The Company had engaged the services of another accountant to complete certain preparatory on-site audit activities for preliminary review by Price-Bednar. These services were not timely provided by the other accountant. Also, many of the records of IRC were unavailable, and, Price-Bednar required a number of these records to be reconstructed prior to its completion of the audit. During the week of May 20, 1996, the Company was advised that the principal accountant of Price-Bednar, who was responsible for the Company's audit, would be out of town for the following week, and it became clear that Price-Bednar would not be able to complete the audit for at least three weeks, because certain information requested by them had not yet been provided by the Company. Price-Bednar was terminated by the President, effective June 7, 1996, and Charles M. Stivers, CPA, who had been engaged to conduct the preparatory on-site audit activities for Price-Bednar when the other accountant failed to perform as promised, indicated that he could timely deliver the required audit report and was promptly engaged to do so by the Board of Directors.

     Also, during, the Company's two most recent fiscal years, and since then, Price-Bednar has not advised the Company that any of the following exist or are applicable:

     (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to their attention that has led them to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management;

     (2) That the Company needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

     (3) That they have advised the Company that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued report or the underlying financial statements for the foregoing reasons or any other reason.

     Further, during the Company's two most recent fiscal years and since then, the Company has not consulted Price-Bednar regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

     The Company has provided Price-Bednar with a copy of the disclosure provided under this caption of the Registration Statement, and it has provided the Company with a letter addressed to the Commission stating that it agrees with the disclosures made herein.


Change from Charles M. Stivers, CPA, to BDO Seidman,LLP

     On December 15, 1996, the Company terminated Charles M. Stivers, CPA and retained BDO Seidman, LLP to conduct the audit of the Company's financial statements for the year ended December 31, 1996 because it became apparent that Charles M. Stivers, as an individual practitioner, would not be able to perform the required audit on a timely basis.

     The report of Charles M. Stivers for fiscal year ended December 31, 1995 was qualified to express doubts about the Company's ability to continue as a going concern in view of its operating losses and working capital deficiency.


     During, the Company's two most recent fiscal years, and since then, Charles
M. Stivers has not advised the Company that any of the following exist or are applicable:

     (1)  That the internal controls necessary for the

          Company to develop reliable financial statements do not exist, that information has come to his attention that has led him to no longer be able to rely on management's representations, or that has made him unwilling to be associated with the financial statements prepared by management;

     (2) That the Company needs to expand significantly the scope of its audit, or that information has come to his attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause him to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

     (3) That he has advised the Company that information has come to his attention that he has concluded materially impacts the fairness or reliability of either a previously issued report or the underlying financial statements for the foregoing reasons or any other reason.

     Further, during the Company's two most recent fiscal years and since then, the Company has not consulted Charles M. Stivers regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

     The Company has provided Charles M. Stivers with a copy of the disclosure provided under this caption of the Registration Statement, and he has provided the Company with a letter addressed to the Commission stating that he agrees with the disclosures made herein.

                                  LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by the law firm of Robson & Miller, LLP, 666 Third Avenue, New York, New York 10017, telephone number (212) 949- 1860. Robson & Miller, LLP was not hired on a contingent basis and is not receiving any interest, direct or indirect in the Company. Neither Robson & Miller, LLP or any of its partners or employees is a director, officer, employee, voting trustee, promoter or underwriter of the Company.

                                     EXPERTS

     The financial statements included in this Prospectus and in the Registration Statement have been audited by David T. Thomson, CPA (1994), Charles M. Stivers, CPA (1995) and BDO Seidman, LLP, Independent certified public accountants (1996), to the extent and for the periods set forth in their reports, which contain an explanatory paragraph regarding the Company's ability to continue as a going concern, appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy the securities to or from any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder at any time shall, under any circumstances, imply that there has been no change in the business or affairs of the Company since the date hereof or that the information in this Prospectus herein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS

                                                                            Page


Available Information .....................................................   2

Prospectus Summary ........................................................   3

       The Company ........................................................   3

       The Offering .......................................................   5

       Summary Financial Data .............................................   5

Risk Factors ..............................................................   6

Use of Proceeds ...........................................................  13

Determination of Price of Shares ..........................................  13

Dilution ..................................................................  13

Selling Shareholders ......................................................  14

Plan of Distribution ......................................................  18

Legal Proceedings .........................................................  19

Directors, Executive Officers, Promoters and
Control Persons ...........................................................  21

       Identification of Directors and Officers ...........................  21

       Business Experience ................................................  22


       Committees .........................................................  24

       Family Relationships ...............................................  24

       Involvement in Certain Legal Proceedings ...........................  24

Security Ownership of Certain Beneficial
Owners and Management .....................................................  25

       Security Ownership of Certain Beneficial
       Owners .............................................................  25

       Changes in Control .................................................  27

Description of Securities .................................................  27

       Authorized Capital Stock ...........................................  27

Indemnification of Directors, Officers,
Employees and Agents ......................................................  28

Description of Business ...................................................  30

        Glossary of Terms .................................................  30

        Business Development ..............................................  31

        General ...........................................................  35

        Governmental Regulations ..........................................  38

        Principal Products or Services and Markets ........................  38

        Reserve Analyses ..................................................  39

        Distribution Methods of Products or Services ......................  39

        Status of Any Publicly Announced
        New Product or Service ............................................  40

        Competitive Business Conditions, Competitive
        Position in the Industry and
        Methods of Competition ............................................  40

        Sources and Availability of Raw Materials
        and Names of Principal Suppliers ..................................  41

        Dependence on One or a Few Major Customers ........................  41

        Patents, Trademarks, Licenses, Franchises,

        Concessions, Royalty Agreements, Labor
        Contracts, including Duration .....................................  42

        Need for Governmental Approval of Principal
        Products or Services ..............................................  42

        Effect of Existing or Probable Governmental
        Regulations on Business ...........................................  42

        Research and Development ..........................................  44

        Cost and Effects of Compliance with
        Environmental Laws ................................................  44

        Number of Total Employees and
        Number of Full-Time Employees .....................................  44

Management's Discussion and Analysis of
Plan of Operation .........................................................  44

        Other Significant Plans ...........................................  46

        Results of Operations .............................................  47

        Liquidity .........................................................  48

Description of Property ...................................................  49

        Property Location, Facilities, Size and Nature
        of Ownership ......................................................  49

        Disclosure of Oil and Gas Operations ..............................  50

Certain Relationships and Related Transactions ............................  51

        Transactions with Management and Others ...........................  51

        Certain Business Relationships ....................................  54

        Indebtedness of Management ........................................  54

        Parents of the Issuer .............................................  54

        Transactions with Promoters .......................................  55

Market For Common Equity and Related Stockholder Matters ..................  55

        Market Information ................................................  55

        Holders ...........................................................  56

        Dividends .........................................................  56

Executive Compensation ....................................................  57

        Compensation ......................................................  57

        Bonuses and Deferred Compensation .................................  61

        Compensation Pursuant to Plans ....................................  61

        Pension Table .....................................................  62

        Other Compensation ................................................  62

        Compensation of Directors .........................................  64

        Employment Contracts ..............................................  64

        Termination of Employment and Change of Control ...................  64

Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure ..................................................  64

        Change from David T. Thomson, CPA to
        Charles M. Stivers, CPA ...........................................  64

        Change from Charles M. Stivers, CPA, to
        Price-Bednar, LLP, CPA ............................................  66

        Change from Price-Bednar, LLP, CPA to
        Charles M. Stivers, CPA ...........................................  67

        Change from Charles M. Stivers, CPA to
        BDO Seidman, LLP ..................................................  68

Legal Matters .............................................................  69

Experts ...................................................................  70

Financial Statements ...................................................... F-1

        Audited Financial Statements for 1995 and 1996 .................... F-1

        Unaudited Financial Statements for
        Nine Months ended September 30, 1997 ..............................F-30

                                  Tengasco, Inc.
               (formerly Onasco Companies, Inc.)









                                               Consolidated Financial Statements
                                          Years Ended December 31, 1996 and 1995

                                  Tengasco, Inc.
               (formerly Onasco Companies, Inc.)








================================================================================
                                               Consolidated Financial Statements
                                          Years Ended December 31, 1996 and 1995

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                                                        Contents
================================================================================


Report of Independent Certified Public Accountants                             2

Report of Independent Certified Public Accountants                             3


Consolidated Financial Statements

    Balance sheets                                                             4

    Statements of loss                                                         5

    Statements of stockholders' equity                                         6

    Statements of cash flows                                                   7

    Notes to financial statements                                           8-27

                               CHARLES M. STIVERS
                           Certified Public Accountant
                     1106 Manchester Square Shopping Center
                           Manchester, Kentucky 40962
                                  (606)598-1464

           MEMBER                                              MEMBER
     KENTUCKY SOCIETY OF                                AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS                        CERTIFIED PUBLIC ACCOUNTANTS


Report of Independent Certified Public Accountants


Board of Directors
Tengasco, Inc.
Knoxville, Tennessee

I have audited the balance sheet of Tengasco, Inc. as of December 31, 1995, and the related statements of loss, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on our audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

In my opinion financial statements referred to above present fairly, in all material respects, the financial position of Tengasco, Inc. as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/ Charles M. Stivers

---------------------------
Charles M. Stivers
Certified Public Accountant


Manchester, Kentucky
June 5, 1997

Report of Independent Certified Public Accountants



Board of Directors
  Tengasco, Inc.
Knoxville, Tennessee

We have audited the accompanying consolidated balance sheet of Tengasco, Inc. and subsidiary as of December 31, 1996, and the related consolidated statements of loss, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tengasco, Inc. and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. In addition, as of December 31, 1996, management estimates that additional costs of approximately $1,500,000 are required to complete its pipeline facilities under construction. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          /s/ BDO SEIDMAN, LLP

Atlanta, Georgia
June 5, 1997
(Except for Note 14(c)
  as to which date is
  December 1, 1997)

================================================================================
December 31,                                                   1996         1995
================================================================================

Assets (Note 9)

Current
   Cash and cash equivalents                             $  146,554   $      712
   Marketable equity securities (Note 5)                       --        250,000
   Accounts receivable                                        4,658        9,018
   Prepaid expenses and other                                 7,463        4,786
--------------------------------------------------------------------------------

Total current assets                                        158,675      264,516

Oil and gas properties, net (on the basis
   of full cost accounting) (Note 6)                      1,287,142      658,082

Pipeline facilities under construction, at cost (Note 7)    887,315           --

Property and equipment, net (Notes 8 and 10)                203,244      247,401



Other                                                       190,845       10,970
--------------------------------------------------------------------------------





                                                         $2,727,221   $1,180,969
================================================================================

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                                     Consolidated Balance Sheets


================================================================================
December 31,                                                 1996          1995
===============================================================================
Liabilities and Stockholders' Equity

Current
   Notes payable (Note 9)                             $   780,000   $        --
   Loans payable to affiliates (Note 4)                    48,190            --
   Current maturities of long-term debt (Note 10)          14,017        34,038
   Accounts payable - trade                               347,093        46,922
   Accrued liabilities                                     35,086        21,623
-------------------------------------------------------------------------------

Total current liabilities                               1,224,386       102,583

Long term debt, less current maturities (Note 10)          47,828        59,000
-------------------------------------------------------------------------------

Total liabilities                                       1,272,214       161,583
-------------------------------------------------------------------------------

Commitments and contingencies (Notes 7, 9 and 11)

Stockholders' equity (Notes 9 and 14(c))
   Common stock, $.001 par value; 50,000,000 shares
     authorized                                             5,708         5,229
   Additional paid-in capital                           4,783,369     2,425,185
   Unamortized stock option awards                       (292,186)     (130,208)
   Accumulated deficit                                 (3,041,884)   (1,280,820)
-------------------------------------------------------------------------------

Total stockholders' equity                              1,455,007     1,019,386
-------------------------------------------------------------------------------

                                                      $ 2,727,221   $ 1,180,969
===============================================================================

                    See accompanying notes to consolidated financial statements.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                                 Consolidated Statements of Loss



====================================================================================
Years ended December 31,                                         1996           1995
====================================================================================
Revenues
   Oil and gas revenues                                   $    26,253    $    27,802
   Other revenues                                                  --            724
------------------------------------------------------------------------------------

Total revenues                                                 26,253         28,526
------------------------------------------------------------------------------------

Costs and expenses
   Production costs and taxes                                  17,138         20,072
   Depletion, depreciation and amortization                   133,187         89,528
   General and administrative costs                         1,491,690        539,061
   Unrealized holding loss on marketable equity
     securities (Note 5)                                           --        593,752
   Interest expense                                           145,302         32,594
------------------------------------------------------------------------------------

Total costs and expenses                                    1,787,317      1,275,007
------------------------------------------------------------------------------------

Net loss                                                  $(1,761,064)   $(1,246,481)
====================================================================================

Net loss per common share (Note 14(c))                    $     (0.28)   $     (0.28)
====================================================================================

Weighted average common shares outstanding (Note 14(c))     6,382,840      4,440,398
====================================================================================

                    See accompanying notes to consolidated financial statements.

                                                                                                          Tengasco, Inc.
                                                                                       (formerly Onasco Companies, Inc.)

                                                                         Consolidated Statements of Stockholders' Equity
=========================================================================================================================

                                                                                           Unamortized
                                                       Common Stock           Additional         stock
                                                -------------------------        paid-in        option      Accumulated
                                                   Shares        Amount          capital        awards          deficit
=========================================================================================================================
Balance, December 31, 1994                       1,037,600    $     1,038    $     5,300   $        --    $   (34,339)


   Net effect of 1 for 2 reverse split            (518,800)          (519)            --            --             --

   Common stock issued to acquire assets
     of Industrial Resources Corporation         4,000,000          4,000      1,215,460            --             --

   Common stock issued to individuals              505,000            505         47,500            --             --

   Common stock issued for equipment                 8,000              8          2,200            --             --

   Common stock issued for exercised options        33,200             33          9,100            --             --

   Common stock subscribed for the
     extinguishment of debt                        164,300            164        881,900            --             --

   Stock option awards                                  --             --        190,625      (190,625)            --

   Amortization of stock option awards                  --             --             --        60,417             --

   Common stock options granted to
     non-employees                                      --             --         45,000            --             --

   Transfer of debt to equity by shareholder            --             --         28,100            --             --

   Net loss for the year ended
     December 31, 1995                                  --             --             --            --     (1,246,481)
--------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995                       5,229,300          5,229      2,425,185      (130,208)    (1,280,820)

   Common stock issued for exercised options       327,079            327         90,792            --             --

   Common stock issued for the
     extinguishment of debt                         65,569             66        638,823            --             --

   Common stock subscribed for the

     extinguishment of debt                         48,897             49        421,052            --             --

   Stock  option awards                                 --             --        225,000      (225,000)            --

   Amortization of stock option awards                  --             --             --        63,022             --

   Common stock options granted to
     non-employees                                      --             --        371,864            --             --

   Common stock issued for private
     placements                                     36,982             37        280,653            --             --

   Stock warrants issued in connection
     with notes payable                                 --             --        330,000            --             --


   Net loss for the year ended
     December 31, 1996                                  --             --             --            --     (1,761,064)
--------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1996                       5,707,827    $     5,708    $ 4,783,369   $  (292,186)   $(3,041,884)
==========================================================================================================================

                    See accompanying notes to consolidated financial statements.

                                                                             Tengasco, Inc.
                                                          (formerly Onasco Companies, Inc.)

                                                      Consolidated Statements of Cash Flows



===========================================================================================
Years ended December 31,                                                1996           1995
===========================================================================================
Operating activities
   Net loss                                                      $(1,761,064)   $(1,246,481)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depletion, depreciation and amortization                      133,187         89,528
       Unrealized holding loss on marketable equity securities            --        593,752
       Loss on disposal of property and equipment                      3,671             --
       Compensation paid in stock options                            434,886        105,417
       Amortization of imputed value of stock warrants issued
         in connection with notes payable                            110,000             --
       Changes in assets and liabilities:
         Accounts receivable                                           4,360         (9,018)
         Prepaid expenses and other                                   (2,677)        (4,786)
         Accounts payable                                            300,171         19,422
         Accrued liabilities                                          13,463         21,623
         Stockholder advances payable                                     --           (500)
-------------------------------------------------------------------------------------------

Cash used in operating activities                                   (764,003)      (431,043)
-------------------------------------------------------------------------------------------

Investing activities
   Proceeds from sale of marketable equity securities                250,000             --
   Additions to property and equipment                               (60,754)       (86,786)
   Net additions to oil and gas properties                          (644,951)            --
   Additions to pipeline facilities under construction              (887,315)            --
-------------------------------------------------------------------------------------------

Cash used in investing activities                                 (1,343,020)       (86,786)
-------------------------------------------------------------------------------------------

Financing activities
   Payment of loan costs and other                                  (238,798)       (10,970)
   Proceeds from borrowings                                        2,156,581         93,038
   Repayments of borrowings                                          (36,727)            --
   Proceeds from issuance of common stock                            371,809        436,473
-------------------------------------------------------------------------------------------

Cash provided by financing activities                              2,252,865        518,541

-------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                            145,842            712

Cash and cash equivalents, beginning of year                             712             --
-------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                           $   146,554    $       712
===========================================================================================

                    See accompanying notes to consolidated financial statements.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

1.   Summary of Significant Accounting Policies

     Organization

     Tengasco, Inc. (the "Company"), a publicly held corporation, was organized under the laws of the State of Utah on April 18, 1916, as Gold Deposit Mining and Milling Company. The Company subsequently changed its name to Onasco Companies, Inc.

     On May 2, 1995, pursuant to a Purchase and Exchange Agreement, the Company acquired from Industrial Resources Corporation, a Kentucky corporation ("IRC"), certain oil and gas leases, equipment, marketable securities and vehicles in exchange for common stock (see Note 3).

     The Company changed its domicile from the State of Utah to the State of Tennessee on May 5, 1995 and its name was changed from "Onasco Companies, Inc." to "Tengasco, Inc."

     The Company's principal business consists of oil and gas well drilling, production and related property management in the Appalachian region of eastern Tennessee and eastern Kentucky. The Company's corporate offices are in Knoxville, Tennessee.

     During 1996, the Company formed Tengasco Pipeline Corporation, a wholly-owned subsidiary, to manage the construction and operation of a 23-mile gas pipeline.

     Consolidation

     The consolidated financial statements include the accounts of the Company and Tengasco Pipeline Corporation. All significant intercompany balances and transactions have been eliminated.

     Cash Equivalents

     The Company considers all investments with a maturity of three months or less when purchased to be cash equivalents.

     Oil and Gas Properties

     The Company follows the full cost method of accounting for oil and gas property acquisition, exploration and development activities. Under this method, all productive and nonproductive costs incurred in connection with the acquisition of, exploration for and development of oil and gas reserves for each cost center

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

     are capitalized. Capitalized costs include lease acquisitions, geological and geophysical work, delay rentals and the costs of drilling, completing and equipping oil and gas wells. Gains or losses are recognized only upon sales or dispositions of significant amounts of oil and gas reserves. Proceeds from all other sales or dispositions are treated as reductions to capitalized costs.

     The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves and estimated costs of plugging and abandonment, net of estimated salvage value, are amortized on the unit-of-production method based on total proved reserves. The costs of unproved properties are excluded from amortization until the properties are evaluated, subject to an annual assessment of whether impairment has occurred. The costs of significant development projects awaiting completion of pipeline facilities are excluded from amortization until such time as the pipeline facilities are completed. The Company's proved gas reserves were estimated by Coburn Petroleum Engineering, independent petroleum engineers, as of December 31, 1996.

     The capitalized oil and gas property and pipeline costs, less accumulated depreciation, depletion and amortization and related deferred income taxes, if any, are generally limited to an amount (the ceiling limitation) equal to the sum of: (a) the present value of estimated future net revenues computed by applying current prices in effect as of the balance sheet date (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing the reserves using a discount factor of 10% and assuming continuation of existing economic conditions; and (b) the cost of investments in unevaluated properties excluded from the costs being amortized.

     Pipeline Facilities Under Construction

     Pipeline facilities under construction are carried at cost. The Company will provide for depreciation of the pipeline facilities using the straight-line method over the estimated useful life of the asset once the pipeline is completed and placed in service. The pipeline facilities are expected to be completed during

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

     the third quarter of 1997. Accordingly, no depreciation expense has been recorded for 1996 and 1995 relating to the pipeline facilities.

     Property and Equipment

     Property and equipment are carried at cost. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives of the assets which range from five to seven years.

     Other Assets

     Other assets consist principally of deferred loan costs that the Company is amortizing over the term of the respective loans, which is six months.

     Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method." Accordingly, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Concentration of Credit Risk

     The Company's primary business activities include oil and gas sales to several customers in the states of Tennessee and Kentucky. The related trade receivables subject the Company to a concentration of credit risk within the oil and gas industry.

     Loss Per Common Share

     Loss per share amounts are computed by dividing net loss by the weighted average number of common stock and common stock equivalents, if dilutive, outstanding during each of the periods presented. In addition, when an initial public offering is contemplated, common stock and common stock equivalents issued by the Company at a price less than the estimated initial public offering price during the twelve months immediately preceding the anticipated initial filing of the offering are treated

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

     as outstanding for all periods presented, using the treasury stock method (See Note 14(c)).

     Accounting Estimates

     The accompanying financial statements are prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The actual results could differ from those estimates.

     Fair Values of Financial Instruments

     Fair values of cash and cash equivalents and short-term debt approximate cost due to the short period of time to maturity. Fair values of long-term debt are based on quoted market prices or pricing models using current market rates.

     Significant Risks and Uncertainties

     The Company's operations are subject to all of the environmental and operational risks normally associated with the oil and gas industry. The Company maintains insurance that is customary in the industry; however, there are certain risks for which the Company does not maintain full insurance coverage. The occurrence of a significant event that is not fully covered by insurance could have a significant adverse effect on the Company's financial position.

     New Accounting Pronouncements

     On March 3, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). This pronouncement provides a different method of calculating earnings per share than is currently used in accordance with Accounting Principles Board Opinion No. 15, Earnings Per Share. SFAS 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is calculated by dividing income available to common shareholders by the weighted average number of common shares outstanding for the

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

     period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. The Company will adopt SFAS 128 in 1997 and its implementation is not expected to have a material effect on the consolidated financial statements.


2.   Going Concern

     The Company has experienced losses totalling $1,761,064 and $1,246,481 for the years ended December 31, 1996 and 1995, respectively, and has a working capital deficit of $1,065,711 at December 31, 1996. These matters raise substantial doubt about the Company's ability to continue as a going concern. In addition, as of December 31, 1996, management estimates that additional costs of approximately $1,500,000 are required to complete its pipeline facilities under construction. Management's plans include raising additional capital in order to complete the pipeline facilities and drill additional oil and gas wells. In addition, the Company is seeking joint venture partners to assist in the sales and marketing of its energy services (see Note 14). The accompanying financial statements do not include any adjustments relating to the recoverability and classifications of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.


3.   Business Acquisition

     Effective May 2, 1995, IRC acquired voting control of the Company in exchange for approximately 60% of the assets of IRC. Accordingly, the assets acquired were recorded at IRC's historical cost. The transaction was accomplished through the Company's issuance of 4,000,000 shares of its' common stock and a $450,000, 8% promissory note payable to IRC. The promissory note was converted into 83,799 shares of Tengasco, Inc. common stock in December 1995 (see Note 15). The results of operations for the year ended December 31, 1995 would not be materially different had the results of operations of the IRC assets been included from January 1, 1995. Furthermore, the results of operations of Tengasco, Inc. for the period from January 1, 1995 to May 2, 1995 were immaterial. Accordingly, the business combination has not been presented as a reorganization.

                                                                  Tengasco, Inc.

                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

4.   Related Party Transactions

     The Company has loans payable due to affiliates aggregating $48,190. A major stockholder of the Company is also a major stockholder of the affiliates. The loans bear interest at the rate of 8% per annum and are due on demand.

     During 1996, the Company converted approximately $1,060,000 of debt payable to IRC, a related party, to common stock and common stock subscribed (see
     Note 15). The Company also converted approximately $100,000 of debt payable to a major stockholder to common stock subscribed (see Note 15).


5.   Marketable Equity Securities

     Marketable securities were carried at the lower of cost or market. The marketable securities were acquired in the Purchase and Exchange Agreement with IRC on May 2, 1995 and consisted of 500,000 shares of United Petroleum Corporation stock. The United Petroleum Corporation stock had a one-for-three reverse stock split on June 13, 1995 which left the Company with 166,667 shares. The marketable securities were written down to market in 1995, resulting in a loss of approximately $594,000. The United Petroleum Corporation stock was sold in January 1996 for $250,000.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

6.   Oil and Gas Properties

     The following table sets forth information concerning the Company's oil and gas properties at December 31:

                                                          1996             1995
     ===========================================================================

     Evaluated                                      $1,288,243         $654,258
     Unevaluated                                        26,317           15,352
     ---------------------------------------------------------------------------
                                                     1,314,560          669,610


     Accumulation depreciation,
       depletion and amortization                      (27,418)         (11,528)
     ---------------------------------------------------------------------------

                                                    $1,287,142         $658,082
     ===========================================================================

     Evaluated costs excluded from amortization at December 31, 1996 consist of approximately $730,000 of costs relating the Company's Swan Creek development project which is awaiting the completion of a gas pipeline expected to be completed in the third quarter of 1997.

7.   Pipeline Facilities Under Construction

     During the fourth quarter of 1996, the Company began construction of a 23-mile gas pipeline which will (1) connect the Swan Creek development project to a gas purchaser and (2) enable the Company to develop gas transmission business opportunities in the future.

     As of December 31, 1996, management estimates the costs to complete the pipeline are approximately $1,500,000.

     In January 1997, the Company entered into an agreement with the Tennessee Valley Authority ("TVA") whereby the TVA will allow the Company to bury the pipeline within the TVA's transmission line rights-of-way. In return for this right, the Company paid $35,000 plus agreed to annual payments of approximately $6,200 for 20 years. This agreement expires in 2017 at which time the parties may renew the agreement for another 20 year term in consideration of similar inflation-adjusted payment terms.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

8.   Property and Equipment

     Property and equipment consisted of the following:

                                                     1996                 1995
     ==========================================================================

     Machinery and equipment                     $245,756             $260,693
     Vehicles                                      83,299               85,455
     Other                                         42,113               20,991
     --------------------------------------------------------------------------


                                                  371,168              367,139

     Less accumulated depreciation               (167,924)            (119,738)
     --------------------------------------------------------------------------

     Property and equipment - net                $203,244             $247,401
     ==========================================================================

9.   Notes Payable

     Notes payable consisted of the following:

                                                           1996             1995
     ---------------------------------------------------------------------------

     Note payable to an investment company due
     May 1997 with interest payable monthly at
     10% per annum; less unamortized discount
     of $123,750 relating to stock warrants
     issued; collateralized by a subordinated
     security interest in all assets of the
     Company (A).                                      $376,250   $          --

     Note payable to an individual due April
     1997 with interest payable monthly at 10%
     per annum; less unamortized discount of
     $48,125 relating to stock warrants
     issued; collateralized by all assets of
     the Company (B).                                   201,875              --

     Note payable to a company due April 1997
     with interest payable monthly at 10% per
     annum;  less  unamortized   discount  of
     $48,125   relating  to  stock   warrants
     issued; collateralized by all assets of
     the Company (A).                                   201,875              --
     ---------------------------------------------------------------------------

                                                       $780,000   $          --
     ===========================================================================

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

     In conjunction with the issuance of the notes payable listed above, the Company granted the lenders detachable stock warrants which enable the holder to obtain up to 200,000 shares of the Company's common stock at a price of $5 per share.

     (A) These notes had not been repaid as of the above noted due dates. As noted in (C) below, the Company has filed a claim against the lenders.

     (B) In March 1997, the individual note holder (above) filed a lawsuit asserting the Company was in default of the $250,000 note. This action seeks the principal amount, interest, and costs of collection. No additional costs have been accrued in the accompanying consolidated financial statements in connection with this lawsuit, as a range of such costs cannot be estimated. Management believes, however, it has certain defenses to this motion as noted in (C) below.

     (C) Also in March 1997, the Company filed a claim against the above three lenders and a former officer of the Company asserting that the Company did not authorize the issuances of certain stock warrants related to the borrowings and seeking rescission of the warrant agreements. The Company is disputing the validity of the stock warrant agreements based upon certain provisions which were not authorized by the board of directors. If the Company is unsuccessful in its attempt to rescind these stock warrant agreements, these provisions could result in the lenders obtaining additional shares and potential controlling interest, as the stock warrant agreements provide for the granting of increasing amounts of shares, at pro-rata reduced prices, in the event the market price of the Company's stock falls below $16 per share.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

10.  Long Term Debt

     Long-term debt consisted of the following:

                                                           1996            1995
     --------------------------------------------------------------------------

     11% installment note, payable $667 monthly,
     including interest, due December 2001,
     collateralized by a vehicle                       $ 30,563        $     --

     10.7%  installment  note,  payable  $423
     monthly,  including  interest,  due  May
     2000, collateralized by a vehicle                   14,466          17,800

     12%  installment   note,   payable  $385
     monthly,  including interest,  due April

     2000, collateralized by a vehicle                   12,545          15,500

     10.5% installment note, payable $789
     monthly, including interest, due August
     2000, collateralized by a vehicle                       --          25,000

     Loan payable to an equipment supplier, due
     in monthly installments of $5,300                       --          15,900

     Other                                                4,271          18,838
     --------------------------------------------------------------------------

     Total long term debt                                61,845          93,038
     Less current maturities                            (14,017)        (34,038)
     --------------------------------------------------------------------------

     Long term debt, less current maturities           $ 47,828        $ 59,000
     ==========================================================================

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

     The approximate future maturities of debt were as follows:

              Year                                                     Amount
     ------------------------------------------------------------------------

              1997                                                    $14,017
              1998                                                     15,259
              1999                                                     14,849
              2000                                                     10,166
              2001                                                      7,554
     ------------------------------------------------------------------------

                                                                      $61,845
     ========================================================================


11.  Commitments

     As of December 31, 1996, the future minimum payments to be made under noncancellable operating leases were:

              Year                                                     Amount
     ------------------------------------------------------------------------


              1997                                                   $ 51,000
              1998                                                     51,000
              1999                                                     51,000
              2000                                                     47,000
     ------------------------------------------------------------------------

                                                                     $200,000
     ========================================================================

     Rent expense was approximately $54,000 and $5,000 for the years ended December 31, 1996 and 1995, respectively.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

12.    Stock Options

     Changes that occurred in options outstanding in 1996 and 1995 are summarized below:

                                    1996                         1995
                         --------------------------   --------------------------
                                           Average                      Average
                                          Exercise                     Exercise
                             Shares         Price          Shares        Price
     ===========================================================================
     Outstanding,
        beginning
         of year            1,791,849       $0.483              --     $     --
     Granted                  730,000        5.566       1,825,000        0.479
     Exercised               (327,079)       0.275         (33,151)       0.275
     Expired/canceled        (992,350)       0.275              --           --
                         ------------                 ------------

     Outstanding,
        end of year         1,202,420        3.295       1,791,849        0.483

     Exercisable,
        end of year           538,805        1.882         562,260        0.427
     ===========================================================================

     The following table summarizes information about stock options outstanding at December 31, 1996:

                    Options Outstanding                     Options Exercisable
     ------------------------------------------------     ----------------------

                              Average
      Exercise               Remaining     Average                      Average
       Price                Contractual    Exercise                     Exercise
       Range      Shares       Life         Price           Shares       Price
     ===========================================================================

        $0.275     472,420     0.58 yrs.    $0.275            365,687     $0.275
         4.000-    730,000     1.19 yrs.     5.565            173,118      5.275
         6.375
                 ---------                                  ---------

     Total       1,202,420     0.95 yrs.     3.269            538,805      1.882
     ===========================================================================

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

     The fair value of stock options used to compute compensation expense to non-employees is the estimated present value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions for 1996 and 1995: expected volatility of 54% for both years; a risk-free interest rate of 5.21% in 1996 and 6.40% in 1995; and an expected option life of 2.45 years in 1996 and 2.25 years in 1995. The amount of compensation expense included in general and administrative costs in the accompanying consolidated statements of loss was approximately $372,000 and $45,000 at December 31, 1996 and 1995, respectively.

     Statement of Financial Accounting Standards No. 123, (SFAS 123), "Accounting for Stock-Based Compensation" was implemented in January 1996. As permitted by SFAS 123, the Company has continued to account for stock compensation to employees by applying the provisions of Accounting Principles Board Opinion No. 25. If the accounting provisions of SFAS 123 had been adopted, net loss and loss per share would have been as follows:

                                                       1996                1995
     ===========================================================================

     Net loss
         As reported                            $(1,761,064)        $(1,246,481)
         Pro forma                               (1,932,628)         (1,307,960)
     ===========================================================================

     Loss per share
         As reported                                 $(0.28)             $(0.28)
         Pro forma                                    (0.30)              (0.29)
     ===========================================================================


     For employees, the fair value of stock options used to compute pro forma net loss and loss per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions for 1996 and 1995: Expected volatility of 54% for both years; a risk free interest rate of 5.52% in 1996 and 6.32% in 1995; and an expected option life of 2.72 years in 1996 and 2.25 years in 1995.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

13.  Income Taxes

     The Company had no taxable income during the years ended December 31, 1996 and 1995.

     A reconciliation of the statutory U.S. Federal income tax and the income tax provision included in the accompanying consolidated statements of loss is as follows:

     Year ended December 31,                           1996               1995
     ==========================================================================

     Statutory rate                                      34%                 34%
     Tax (benefit) at statutory rate              $(599,000)          $(424,000)
     State income tax (benefit)                     (99,000)            (75,000)
     Other                                            3,000              17,000
     Increase in deferred tax asset
       valuation allowance                          695,000             482,000
     --------------------------------------------------------------------------

     Total income tax provision                   $      --           $     --
     ==========================================================================

     The components of the net deferred tax assets and liabilities are as follows:

     Year ended December 31,                            1996              1995
     -------------------------------------------------------------------------

     Deferred tax asset:
       Basis difference in marketable
          equity securities                    $          --         $ 238,000
       Net operating loss carryforward               798,000           218,000
       Capital loss carryforward                     238,000                --

       Accrued expenses                              223,000            39,000
     -------------------------------------------------------------------------

                                                   1,259,000           495,000

     Valuation allowance                          (1,177,000)         (482,000)
     -------------------------------------------------------------------------

                                                      82,000            13,000
     -------------------------------------------------------------------------

     Deferred tax liability:
       Oil and gas properties                         81,000            13,000
       Property and equipment                          1,000                --
     -------------------------------------------------------------------------

                                                      82,000            13,000
     -------------------------------------------------------------------------

     Net deferred taxes                        $          --         $      --
     =========================================================================

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

     The Company recorded a valuation allowance at December 31, 1996 and 1995 equal to the excess of deferred tax assets over deferred tax liabilities as management is unable to determine that these tax benefits are more likely than not to be realized.

     As of December 31, 1996, the Company had net operating loss carryforwards for federal income tax purposes of approximately $1,995,000 which will expire, if not utilized, as follows:

              Year                                                     Amount
     ------------------------------------------------------------------------

              2010                                                 $  546,000
              2011                                                  1,449,000
     ------------------------------------------------------------------------

              Total                                                $1,995,000
     ========================================================================

     Additionally, at December 31, 1996, the Company has a capital loss carryforward of approximately $594,000 which will expire, if not offset against a capital gain, in 2001.



14.  Subsequent Events

     (A) In May 1997, the Company entered into a term loan with an individual for aggregate proceeds of $1,000,000 which the Company will receive at various times in the second and third quarters of 1997. The Company provided the lender with 100,000 shares of common stock as a loan origination fee. The loan, which is due December 31, 1997, bears interest at 11% per annum and is secured by equipment owned by a major shareholder of the Company. IRC is serving as guarantor on the loan facility. In conjunction with the loan agreement, the lender has an option to purchase 300,000 shares of the Company's common stock from IRC.

     (B) In May 1997, the Company entered into a joint venture agreement with Enserch Energy Services, Inc. ("EES") whereby the Company will share equally in the gross profit from any sales to customers the parties refer to each other for energy services. The agreement is in effect until 2002 at which time the Company and EES can continue the agreement for successive one-year terms.

     (C) During the period from August 1997 to November 1997, the Company raised net proceeds of approximately $5,200,000 from the issuance of 626,235 shares of Tengasco, Inc. common stock. (See Note 1; "Loss Per Common Share").

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

15.  Supplemental Disclosure of Cash Flows

     The Company paid approximately $26,000 and $33,000 for interest in 1996 and 1995, respectively. The Company paid $0 for income taxes in 1996 and 1995.

     In 1996, the Company transferred property and equipment with a net book value of $46,539 to lenders in exchange for debt reductions aggregating $42,865 resulting in a loss of $3,674.

     In 1996, the Company issued 114,466 shares of common stock and common stock subscribed to extinguish approximately $1,060,000 of debt, which approximated fair value of the shares.

     In 1995, The Company issued 4,000,000 shares of common stock and a $450,000 8% promissory note to IRC (see Note 3) to acquire approximately $1,752,000 of assets including property, plant, and equipment, oil and gas properties and marketable equity securities. The Company recorded these assets at the lower of market or IRC's historical cost basis, except for the marketable equity securities which were brought over at their lower market value.

     In 1995, the Company issued approximately 164,300 shares of common stock to extinguish approximately $882,000 of debt, which approximated fair value of the shares. The extinguished debt included the $450,000 8% promissory note, discussed above.


16.  Supplemental Oil and Gas Information

     Information with respect to the Company's oil and gas producing activities is presented in the following tables. Estimates of reserve quantities, as well as future production and discounted cash flows before income taxes, were determined by Coburn Petroleum Engineering, independent petroleum engineer, as of December 31, 1996 and 1995.

     Oil and Gas Related Costs

     The following table sets forth information concerning costs related to the Company's oil and gas property acquisition, exploration and development activities in the United States during the years ended December 31, 1996 and 1995:

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

                                                          1996              1995
     ===========================================================================

     Property acquisition
       Proved                                        $  78,991          $607,809
       Unproved                                         25,274            15,352
     Less - proceeds from sales of
       properties                                     (100,000)               --
     Development costs                                 673,022            43,210
     ---------------------------------------------------------------------------

                                                     $ 677,287          $666,371
     ===========================================================================

     Results of Operations from Oil and Gas Producing Activities

     The following table sets forth the Company's results of operations from oil and gas producing activities for the years ended December 31, 1996 and 1995:


                                                          1996             1995
     --------------------------------------------------------------------------

     Revenues                                        $  26,253         $ 27,802
     Production costs and taxes                        (17,138)         (20,072)
     Depreciation, depletion and
         amortization                                  (52,145)         (24,011)
     --------------------------------------------------------------------------

     Results of operations before income
     taxes                                             (43,030)         (16,281)
     Income taxes                                           --               --
     --------------------------------------------------------------------------

     Results of operations from oil
         and gas producing activities                $ (43,030)        $(16,281)
     ==========================================================================

     In the presentation above, no deduction has been made for indirect costs such as corporate overhead or interest expense. No income taxes are reflected above due to the Company's tax loss carryforwards. For the years ended December 31, 1996 and 1995, the depreciation, depletion and amortization rate per barrel of oil equivalent production was $20.16 and $90.84, respectively.

     Oil and Gas Reserves (unaudited)

     The following table sets forth the Company's net proved oil and gas reserves at December 31, 1996 and 1995 and the changes in net proved oil and gas reserves for the years then ended. Proved

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

     reserves represent the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in the future years from known reservoirs under existing economic and operating conditions. The reserve information indicated below requires substantial judgment on the part of the reserve engineers, resulting in estimates which are not subject to precise determination. Accordingly, it is expected that the estimates of reserves will change as future production and development information becomes available and that revisions in these estimates could be significant.

                                                  Oil (bbls)          Gas (Mcf)
     ==========================================================================


     Proved reserves
       Balance, January 1, 1995                           --                 --
          Acquisition of proved reserves             101,565          5,337,978
          Production                                       -             (1,586)
     --------------------------------------------------------------------------

       Balance, December 31, 1995                    101,565          5,336,392
          Discoveries and extensions                      --         17,212,571
          Revisions of previous estimates                 --             33,902
          Production                                      --            (15,510)
     --------------------------------------------------------------------------

       Balance, December 31, 1996                    101,565         22,567,355
     ==========================================================================

     Proved developed non-producing
       reserves at, December 31, 1996                     --          7,167,350
     ==========================================================================

     Proved developed non-producing
       reserves at, December 31, 1995                     --          2,536,388
     ==========================================================================

     Of the Company's total proved reserves as of December 31, 1996, approximately 31% were classified as proved developed non-producing and approximately 69% were classified as proved undeveloped. All of the Company's reserves are located in the continental United States.

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

     Standardized Measure of Discounted Future Net Cash Flows (unaudited)

     The standardized measure of discounted future net cash flows from the Company's proved oil and gas reserves at December 31, 1996 and 1995 is presented in the following table:

                                                       1996              1995
     ========================================================================

     Future cash inflows                        $84,106,507       $11,892,672
     Future production costs
         and taxes                               (6,219,598)       (1,818,322)
     Future development costs                    (5,775,000)         (600,000)
     Future income tax expenses                 (18,909,520)       (2,156,985)

     ------------------------------------------------------------------------

     Net future cash flows                       53,202,389         7,317,365

     Discount at 10% for timing
         of cash flows                          (22,823,876)       (3,653,903)
     ------------------------------------------------------------------------

     Discounted future net cash
         flows from proved reserves             $30,378,513       $ 3,663,462
     ========================================================================

     The following table sets forth the changes in the standardized measure of discounted future net cash flows from proved reserves during 1996 and 1995:

                                                       1996              1995
     ------------------------------------------------------------------------

     Balance, beginning of year                $  3,663,462        $       --

     Sales, net of production costs
         and taxes                                   (9,115)           (7,730)
     Acquisition of proved reserves              33,874,577         4,665,382
     Changes in prices and
         production costs                         2,374,267                --
     Revisions of quantity estimates                 42,164                --
     Net change in income taxes                  (9,975,394)         (994,190)
     Interest factor - accretion of discount        465,765                --
     Changes in production rates
         and other                                  (57,213)               --
     ------------------------------------------------------------------------

     Balance, end of year                       $30,378,513        $3,663,462
     ========================================================================

                                                                  Tengasco, Inc.
                                               (formerly Onasco Companies, Inc.)

                                      Notes to Consolidated Financial Statements
================================================================================

     The acquisition of proved reserves in 1996 relates to the Swan Creek development project.

     Estimated future net cash flows represent an estimate of future net revenues from the production of proved reserves using current sales prices, along with estimates of the operating costs, production taxes and future development and abandonment costs (less salvage value) necessary to produce such reserves. The average prices used at December 31, 1996 and 1995 were $19.10 and $17.00 per barrel of oil and $2.94 and $1.91 per mcf of gas, respectively. No deduction has been made for depreciation, depletion or any indirect costs such as general corporate overhead or interest expense.

     Operating costs and production taxes are estimated based on current costs with respect to producing gas properties. Future development costs are based on the best estimate of such costs assuming current economic and operating conditions.

     Income tax expense is computed based on applying the appropriate statutory tax rate to the excess of future cash inflows less future production and development costs over the current tax basis of the properties involved, less applicable carryforwards, for both regular and alternative minimum tax.

     The future net revenue information assumes no escalation of costs or prices, except for gas sales made under terms of contracts which include fixed and determinable escalation. Future costs and prices could significantly vary from current amounts and, accordingly, revisions in the future could be significant.

                               TENGASCO, INC.
                        (Formerly Onasco Companies, Inc.)

                        CONSOLIDATED FINANCIAL STATEMENTS

                            For the Nine Months Ended
                               September 30, 1997







                                               Prepared By [ILLEGIBLE]
                                                           --------------------
                                                           Controller

                                 TENGASCO, INC.
                        (formerly Onasco Companies, Inc.)

                                    CONTENTS

Consolidated Financial Statements

     Balance sheets                                    2

     Statements of loss                                3

     Statements of stockholders' equity                4

     Statements of cash flows                          5

     Notes to financial statements                     6

                                 TENGASCO, INC.
                        (Formerly Onasco Companies, Inc.)
                          CONSOLIDATED BALANCE SO BETS
                               September 30, 1997

                                     ASSETS

                                                    September 30,   December 31,
                                                        1997            1996
                                                     (Unaudited)      (Audited)
                                                     ----------       ---------
Current Assets:
   Cash and cash equivalents                         $  508,218         146,554
   Accounts Receivable                                    2,000           4,658
   Other current assets                                  16,901           7,463
                                                     ----------       ---------

Total current assets                                    527,119         158,675

Oil and gas properties, net (on the basis of
   full cost accounting)                              1,311,107       1,287,142

Pipeline facilities, under construction, at cost      1,643,984         887,315

Property and equipment, net                             323,909         203,244

Deferred Financing Costs, net (Note 2)                  425,210         170,833

Other                                                    11,101          20,012
                                                     ----------       ---------


                                                     $4,242,430       2,727,221
                                                     ==========       =========




    The accompanying notes are in integral part of these financial statements

                                 TENGASCO, INC.
                        (Formerly Onasco Companies, Inc.)
                           CONSOLIDATED BALANCE SHEETS
                               September 30, 1997

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                  September 30,     December 31,
                                                      1997              1996
                                                   (Unaudited)        (Audited)
                                                   -----------        ---------
Current liabilities
   Notes payable                                   $ 2,009,811          780,000
   Loans payable to affiliates                          56,129           48,190
   Current maturities of long-term debt                 37,914           14,017
   Accounts payable - trade                            389,468          347,093
   Accrued liabilities                                 110,932           35,086
                                                   -----------        ---------
Total current liabilities                            2,604,254        1,224,386

Long term debt, less current maturities                151,610           47,828
                                                   -----------        ---------
Total liabilities                                    2,755,864        1,272,214
                                                   -----------        ---------

Stockholders' equity
   Common stock, $.001 par value,
    50,000,000 shares authorized                         6,382            5,708
   Additional paid-in capital                        7,414,868        4,783,369
   Unamortized stock award                            (212,813)        (292,186)
   Deficit                                          (5,721,871)      (3,041,884)
                                                   -----------        ---------
Total stockholders' equity                           1,486,566        1,455,007
                                                   -----------        ---------

                                                   $ 4,242,430        2,727,221
                                                   ===========        =========


    The accompanying notes are an integral part of these financial statements

                                 TENGASCO, INC.
                        (Formerly Onasco Companies, Inc.)

                               STATEMENTS OF LOSS
                                   (Unaudited)


                                                    For the Nine   For the Nine
                                                    Months Ended   Months Ended
                                                    September 30,  September 30,
                                                        1997           1996
                                                    -------------  -------------
Revenues:
   Oil and gas revenues                               $         0        27,171
                                                        ---------     ---------
     Total Revenues                                             0        27,171
                                                        ---------     ---------
Costs and other deductions
   Field Expenses                                          67,276         6,573
   Depletion, depreciation and amortization                57,753        61,715
   Amortization of deferred financing costs (Note 2)      845,623             0
   Interest expense                                       361,584        14,018
   General and administrative costs                     1,347,751     1,127,127
                                                        ---------     ---------

   Total costs and other deductions                     2,679,987     1,209,433
                                                        ---------     ---------

Net loss                                                2,679,987)   (1,182,262)
----------------------------------------------------    ---------     ---------

   Loss per share of common stock:                          (0.39)        (0.19)

   Weighted Average Shares Outstanding                  6,944,392     6,311,295




    The accompanying notes are an integral part of these financial statements

                                 TENGASCO, INC.
                        (Formerly Onasco Companies, Inc.)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Unaudited)

                                                                   Common Stock            Additional    Unamortized
                                                                -----------------------      Paid-in        Stock
                                                                # Shares        Amount       Capital        Award         Deficit
                                                                ---------    ----------    ----------    ------------   ------------
Balance, December 31, 1996                                      5,707,827    $    5,708    $4,783,369    $  (292,186)   $(3,041,884)

   Common Stock issued for exercised options                      357,976           357        98,087

   Common Stock issued for private placements                     130,543           131       787,709

   Common stock subscribed for the
    extinguishment of debt (Note 3)                                86,084            86       484,135

   Common Stock issued for loan origination
    fee (Note 2)                                                  100,000           100     1,024,900

   Stock option award                                                                          30,000        (30,000)

   Amortization of stock award                                                                               109,373

   Common stock options issued                                                                206,668

   Net loss for period ended September 30, 1997                                                                          (2,679,987)
====================================================================================================================================



Balance, September 30, 1997                                     6,382,430    $    6,382    $7,414,868     $(212,8132    $(5,721,871)
                                                                =========    ==========    ==========     ==========    ===========


    The accompanying notes are an integral part of these financial statements

                                 TENGASCO, INC.
                        (Formerly Onasco Companies, Inc.)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                   (Unaudited)

                                                             For the Nine          For the Nine
                                                             Months Ended          Months Ended
                                                          September 30, 1997    September 30, 1996
                                                          ------------------    ------------------
Operating activities
  Net loss                                                   $(2,679,987)          $(1,182,262)
  Adjustments to reconcile net loss to cash
   used in operating activities:
    Depletion, depreciation and amortization                      57,753                61,715
    Amortization of deferred financing costs                     845,623                     0
    Amortization of imputed value of stock warrants issued       220,000                     0
    Compensation paid in stock options                           241,041               313,124
    Changes in assets and liabilities:
      Accounts receivable                                          2,653                   200
      Prepaid expenses and other                                  (2,070)               (3,808)
      Accounts payable                                            42,375               383,875
      Accrued liabilities                                         75,846                48,310
      Stockholder advances payable                                 7,939                     0
                                                             -----------           -----------

Cash used in operating activities                             (1,188,827)             (378,846)
                                                             -----------           -----------

Investing activities
  Proceeds from sale of marketable equity securities                   0               250,000
  Additions to property and equipment                           (176,869)              (34,550)
  Additions to oil and gas properties                           (273,965)             (628,265)
  Additions to pipeline facilities                              (756,669)             (461,000)
                                                             -----------           -----------

Cash used in investing activities                             (1,207,503)             (873,815)
                                                             -----------           -----------

Financing activities
  Proceeds from borrowings                                     1,144,061               276,445
  Repayments of borrowings                                        (6,571)               (5,775)
  Proceeds from issuance of common stock                       1,370,504               991,400
  Proceeds from sale of oil and gas properties                   250,000                     0
                                                             -----------           -----------

Cash provided by financing activities                        $ 2,757,994           $ 1,262,070

                                                             -----------           -----------

Net increase (decrease) in cash and cash
  equivalents                                                    361,664                 9,409

Cash and cash equivalents, beginning of period                   146,554                   712
                                                             -----------           -----------

Cash and cash equivalents, end of period                     $   508,218           $    10,121
                                                             ===========           ===========



    The accompanying notes are an integral part of these financial statements

                                 Tengasco, Inc.
                        (Formerly Onasco Companies, Inc.)
                   Notes to Consolidated Financial Statements


(1) The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form lOQ and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. For further information, refer to the Company's consolidated financial statements and footnotes thereto for the year ended December 31, 1996, included in form SB-2, which are incorporated by reference herein.


(2) Deferred Financing Costs

In May 1997, the company entered into a term loan agreement with an individual for aggregate proceeds of $1,000,000. The company provided the lender with 100,000 shares of common stock as an origination fee. The loan, which is due December 31, 1997, bears interest at 11% per annum and is secured by equipment owned by a majority shareholder of the company. Industrial Resources Corporation, ("IRC") is serving as guarantor of the loan facility. In conjunction with the loan agreement, the lender has an option to purchase 300,000 shares of the company's common stock from IRC. The aggregate value of the above stock and stock options, which is approximately $1,100,000, is included as deferred financing costs in the accompanying September 30, 1997 condensed financial statements. These costs, which are non-cash items, are being amortized over the loan term.

(3) Consolidated Statements of Stockholders Equity

In the second quarter of 1997, the Company issued 86,084 shares of common stock to extinguish $484,221 of debt, which approximated the fair value of the shares.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


               Item 24 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 48-18-502 of the Tennessee Business Corporation Act (the "Act") authorizes a Tennessee corporation to indemnify any director against liability incurred in a legal proceeding if (i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interest of the company or, if the conduct was not undertaken in his or her official capacity, that it was not opposed to the company's best interests. In the case of a criminal proceeding, the director must have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director under Section 48-18-502 in connection with a proceeding "by or in the right of the corporation in which the director was adjudged liable to the corporation" or in connection with any other proceeding charging improper personal benefit to him or her, in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit.

     Unless limited by its charter, Section 48-18-503 of the Act requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because of his or her role as director against reasonable expenses incurred in connection with the proceeding. The Company's charter does not provide any limitations on this right of indemnification.

     Pursuant to Section 48-18-504 of the Act, the Company may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a statement of the director's good faith belief that he or she has met the standard of conduct described in Section 48-18-502.

     Section 48-18-505 permits a court, upon application of a director, to order indemnification if it determines that the director is entitled to mandatory indemnification under Section 48-18-503 or that he or she is fairly and reasonably entitled to indemnification, whether or not he or she met the standards set forth in Section 48-18-502.

     Section 48-18-506 limits indemnification under Section 48-18-502 to situations in which either (i) the majority of a disinterested quorum of directors; (ii) independent special legal counsel; or (iii) the stockholders determine that indemnification is proper under the circumstances.

     Unless the corporate charter provides otherwise, Section 48-18-507 extends the rights to indemnification and advancement of expenses to officers, employees and agents. The Company's corporate charter does not provide for any limitations on these rights of indemnification.

     Regardless of whether a director, officer, employee or agent has the right to indemnity under Section 48-18-502 or Section 48-18-503, Section 48-18-508 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     Section 48-18-509 provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors; however, no indemnification may be made where a final adjudication adverse to the director establishes his or her liability for breach of the duty of loyalty to the corporation or its stockholders or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

     The Company is seeking bids from insurance companies to provide Directors' and Executive Officers' Insurance, and has adopted the provisions of the Act.




              ITEM 25 - OTHER EXPENSES OF ISSUANCE and DISTRIBUTION

     The following table sets forth the estimated costs and expenses to be borne by the Company in connection with the Offering described in the Registration Statement other than underwriting commissions and discounts.

Registration Fee                                     $ 3,268.58
Legal Fees and Expenses                              $25,000.00
Accounting Fees and Expenses                         $15,000.00
Printing Expenses                                    $   500.00
Consulting Fee                                       $   500.00
Miscellaneous Expense                                $ 1,000.00
                                                     ----------
                  Total                              $45,268.58

                ITEM 26 - RECENT SALES OF UNREGISTERED SECURITIES


     The following table provides information with respect to the sale of all "unregistered" and "restricted" securities sold by the Company during the past three years, which were not registered under the 1933 Act:




                                                   Number

                                   Date              Of             Aggregate
Name of Owner                    Acquired          Shares         Consideration
-------------                    --------          ------         -------------

Robert C. Bohannon, Ph.D          11/8/94             8,750                  1

Henry H. Tate, Jr                 11/8/94             3,750                  1

Industrial Resources               5/4/95         4,000,000                  2
Corporation

M. E. Ratliff                     5/15/95           215,000                  3

Jeffrey D. Jenson                 5/15/95           240,000                  3

Leonard W. Burningham, Esq        5/15/95            50,000                  3

Duane S. Jenson                   9/29/95             4,000                  4

Craig Carpenter                   9/29/95             4,000                  4

Industrial Resources              3/29/96            76,557                  5
Corporation                       4/10/96            87,709                  5

Allen Sweeney                    12/31/96            33,151                  6

Russell Ratliff                   3/29/96            37,534                  6

James C. Walter                   3/22/96            35,616                  6

Mike Johnson                      3/26/96            10,000                  6

Estate of Raymond E. Johnson       4/3/96            10,000                  6

Charles N. Manhoff                4/10/96            88,356                  6

Joseph B. Mattei                  4/19/96            37,000                  6

William A. Moffett                4/23/96            37,397                  6
                                  6/25/97            72,603                  6

Jeffrey DeMunnik                  5/29/96            16,664                  6
                                  3/15/97             4,000                  6

Robert M. Carter                  6/15/96            15,671                  6
                                  8/26/96             2,000                  6
                                  6/30/97             7,329                  6

Kelly S. Grabill                  7/29/96            12,500                  6


Jeff Brockman                     7/29/96            10,000                  6
                                  8/29/96            62,329                  6

Robert Janda                       9/5/96            22,730         $  187,520

Donald Janda                       9/5/96             2,131         $   17,580

William Evans                      9/5/96            12,121         $  100,000

Walter C.  Arzonetti              4/22/97            88,493                  6


Neil Harding                      5/21/97           100,000                  7


Michael McCown                    6/30/97            50,000                  6

Stanley E. and Sharon E          10/15/97             6,000         $   53,580
Adams

Gurvin and Margaret Bailey        9/29/97             4,500         $   36,225

Jeannie Borger                   10/17/97               224         $    2,000

Elizabeth E. Burleson             9/15/97               500         $    3,895
Rev. Tr. Dtd. 5/6/93

Christopher Day                   8/22/97               482         $    2,996

Sharon Funk                      10/17/97             5,599         $   49,999

Frederick Funk                   10/17/97             2,158         $   20,000

Dennis Gates                                          7,000         $   58,800

James A. Gerding                  8/30/97            20,000         $  140,000

Wayne H. Gillis                   8/26/97            14,286         $  100,000

Edward W.T. White                 8/22/97            80,515         $  500,000

William C. Habersett              9/22/97             2,197         $   15,005
TTEE, U.T.D. 9/1/94

William C. Habersett              9/22/97             1,500         $   11,550

TTEE, U.T.D. 9/1/94

Earl Hampton                      9/26/97               500         $    3,850

Bill L. Harbert                  10/13/97            34,286         $  300,002


Robert M. Honeycutt              10/20/97               100         $      893

Michael J. Jones                 10/16/97             2,200         $   20,020

Paul Claude Jungman              10/15/97               560         $    5,000

Wilbert L. Kail                    9/6/97             1,000         $    6,650

John P. Kaner                     9/24/97               400         $    2,976

James M. Koukourmelis            10/22/97               500         $    4,815

Stephen Lautzenhiser              8/19/97               800         $    4,832

William F. Miller, Jr            10/13/97             3,000         $   26,250

Shirley Milligan                  10/3/97               300         $    2,415
TTEE, Tr UA 7/30/90

Donald L. Scott                  10/16/97             2,200         $   20,020

Randall L. Scott                 10/16/97             2,200         $   20,020

Robert J. Stanley                10/14/97            11,313          $ 100,006

Joseph Steuer, Jr                 8/19/97             1,703          $   9,996

Shawn Lee Thurman                 8/26/97               219          $   1,495

T. Owen Vickers                  10/14/97             7,584          $  64,994

Viam Charitable and              10/13/97            11,905          $ 100,000
Educational Foundation, Inc.

Robert A. Lange                  10/10/97             1,500          $  13,245

Thomas Strickland, Jr             8/27/97               200          $   1,174

Frank S.Buck and                 10/22/97             5,000          $  47,250
Martha Buck

Daryl Greene                     10/13/97             5,000          $  42,000

Regions Bank, TTEE for           10/13/97             5,656          $  49,999
Bobby P. Lemay Directed IRA

The Fortune Hunters               10/9/97               201          $   1,759
Investment Club

Step, Inc.                       10/22/97             2,000          $  18,200


S. Kent Stewart TTEE             10/23/97             2,500          $  22,550
UA Tr. Dtd. 12/28/88

Egger and Company                10/28/97           202,380         $1,700,000

Spoonbill, Inc.                  10/23/97            54,946          $ 499,993

Patricia Knott                   10/24/97               500          $   4,550

Ronald M. Jones                  10/28/97             1,500          $  12,600

John Ershek                       11/3/97             5,000          $  41,100

Richard H. Reventlaw              11/6/97            10,989          $  99,999

Charles A. Thomson               10/29/97             2,000          $  15,400

Micah Cole Nevin                  11/6/97               100          $     945

Richard T. Arkwright              11/4/97            10,989          $  99,999

William Curtis Leonard            11/7/97               216          $   2,004

Peter C.C. Huang                  11/6/97            16,008          $ 149,994

Stephen Huang                     11/6/97             5,336          $  49,998

Deidra A. Huang                   11/6/97             5,336          $  49,998

William Edgar Welden, Sr         11/11/97             2,528          $  25,000

William Edgar Welden, Jr         11/11/97               506          $   5,000

Hamac & Co.                       11/5/97            10,582          $  99,999

Spoonbill, Inc.                  10/23/97            38,460          $ 349,983

William C. Habersett,            11/14/97             1,000          $  10,240
TTEE Tr. 9/1/94

W. N. Watson                      11/6/97               534          $   5,003

Terry Gillis                      11/6/97             2,667          $  24,989

Joseph Presnell                  11/14/97             2,000          $  20,480

Harold P. L'Hussier              11/17/97             1,406          $  15,002

Edith T. Habersett, TTEE         11/18/97             1,500          $  16,020


Robert A. Chandler               11/13/97               500          $   4,945

Spoonbill, Inc.                  10/23/97            16,486          $ 149,983

Terry Gillis                     11/14/97             1,465          $  15,001


     1 Issued in consideration of services rendered to the Company. The services were ministerial and the compensation was nominal since the shares were restricted and the average market price before a discount were only $0.18 per share.


     2 Issued to IRC in consideration of the conveyance by IRC to the Company of certain oil and gas leases, equipment, securities and vehicles pursuant to the Purchase Agreement. See, "Description of Business" - "Business Development" above.


     3 Issued in consideration of services rendered to the Company. See, "Description of Business" - "Business Development" above. The services related to the negotiation and consummation of the Purchase Agreement. The value attributed to the shares would have been approximately $0.12 per share based upon an average market price of $0.18 per share discounted because of the restricted nature of the shares and the lack of liquidity.


     4    Issued in consideration of the conveyance of an Eimco Caterpillar.

     5 Issued in consideration of the cancellation of debt owed by the Company to IRC. See, "Description of Business" - "Business Development" above.

     6 Issued pursuant to Stock Option Agreements adopted by the Board of Directors granting these persons an option to purchase "unregistered" and "restricted" shares of the Company's common stock at a price of $0.275 per share. See, "Executive Compensation" - "Restricted Stock Options Table" above.


     7 Issued as consideration for the granting of a loan in the amount of $1,000,000.



     Management believes that all of the foregoing persons were either "accredited investors" as that term is defined under applicable federal and state securities laws, rules and regulations, or were persons who by virtue of background, education and experience who could accurately evaluate the risks and merits attendant to an investment in the securities of the Company. Further, all such persons were provided with access to all material information regarding the Company, prior to the offer or sale of these securities, and each had an opportunity to ask of and receive answers from directors, executive officers, attorneys and accountants for the Company. The offers and sales of the foregoing securities are believed to have been exempt from the registration requirements of Section 5 of the 1933 Act, as amended, pursuant to Section 4(2) thereof, and from similar state securities laws, rules and regulations covering the offer and sale of securities by available state exemptions from such registration.




                               ITEM 27 - EXHIBITS



     The following exhibits are filed as a part of this Registration Statement:

   Number                    Description

     3.1       Initial Articles of Incorporation

     3.2       Bylaws

     3.3       Articles of Amendment dated April 12, 1966

     3.4       Articles of Amendment dated July 12, 1984

     3.5       Articles of Amendment dated December 18, 1991

     3.6       Articles of Amendment dated September 11, 1992

     3.7 Articles of Incorporation of the Tennessee wholly-owned subsidiary **

     3.8 Articles of Merger and Plan of Merger (taking into account the formation of the Tennessee wholly-owned subsidiary for the purpose of changing the Company's domicile and effecting reverse split)

     5.1       Opinion of Robson & Miller, LLP

     10.1(a)   Purchase Agreement with IRC

     10.1(b)   Amendment to Purchase Agreement with IRC

     10.1(c)   General Bill of Sale and Promissory Note

     10.2(a)   Compensation Agreement - M. E. Ratliff

     10.2(b)   Compensation Agreement - Jeffrey D. Jenson

     10.2(c)   Compensation Agreement - Leonard W. Burningham, Esq.

     10.3 Agreement with The Natural Gas Utility District of Hawkins County, Tennessee

     10.4      Agreement with Powell Valley Electric Cooperative, Inc.

     10.5      Agreement with Enserch Energy Services, Inc.

     16.1 Letter of David T. Thomson, CPA, Regarding Change in Certifying Accountant

     16.2 Letter of Charles M. Stivers, CPA, Regarding Change in Certifying Accountant

     16.3 Letter of Price-Bednar, LLP, CPA, Regarding Change in Certifying Accountant

     23.1      Consent of Charles M. Stivers, CPA

     23.2      Consent of David T. Thomson, CPA

     23.3      Consent of BDO Seidman, LLP

     23.4      Consent of Robson & Miller, LLP

     23.5      Consent of Coburn Petroleum Engineering Co.

     99.1      Beech Creek Lease Schedule

     99.2      Wildcat Lease Schedule

     99.3      Burning Springs Lease Schedule

     99.4      Fentress County Lease Schedule

     99.5      Swan Creek Lease Schedule

     99.6      Alabama Lease Schedule

     99.7      Coburn Engineering Report

     * Summaries of all exhibits contained within this Registration Statement are modified in their entirety by reference to these Exhibits.


     ** These are form documents much of which are substantially handwritten and may be illegible. The best available copy thereof has been filed with the Commission and copies may be obtained from the principal executive offices of the Company at no charge.




                             ITEM 28 - UNDERTAKINGS

                  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Act;

          (ii) Reflect in the Prospectus any facts or events which individually or together represent a fundamental change in the information in the Registration Statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The Company hereby undertakes:

     (1) For determining any liability under the Act, treat the information omitted from the form prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(n) under the Act as part of the Registration Statement as of the time the Commission declared it effective.

     (2) For determining liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities as that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defenses of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this registration statement on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee on the 9th day of December, 1997.

                                                 Tengasco, Inc.



                                                 By:    s/Malcolm E. Ratliff
                                                      --------------------------
                                                          Malcolm E. Ratliff

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


Signature                           Title                       Date



s/Malcolm E.  Ratliff               Chief Executive             December 9, 1997
---------------------------         Officer
Malcolm E. Ratliff


s/Allen H. Sweeney                  Chairman of the Board       December 9, 1997
---------------------------         of Directors
Allen H. Sweeney



s/Joseph Earl Armstrong             Director                    December 9, 1997
---------------------------
Joseph Earl Armstrong


s/James A. Gerding                  Director                    December 9, 1997
---------------------------
James A. Gerding






                                    Director                    December  , 1997
---------------------------
James B. Kreamer



                                     Director                   December  , 1997
---------------------------
William A. Moffett
s/Shigemi Morita                    Director                    December 9, 1997
---------------------------
Shigemi Morita




s/Robert M. Carter                  Executive                  December  9, 1997
---------------------------         Vice-President
Robert M. Carter



s/Sheila F. Sloan                   Treasurer                  December  9, 1997
---------------------------
Sheila F. Sloan




s/Elizabeth Wendelken               Secretary                  December  9, 1997
---------------------------
Elizabeth Wendelken

                                  EXHIBIT INDEX



   Number                    Description

     3.1       Initial Articles of Incorporation

     3.2       Bylaws

     3.3       Articles of Amendment dated April 12, 1966

     3.4       Articles of Amendment dated July 12, 1984

     3.5       Articles of Amendment dated December 18, 1991

     3.6       Articles of Amendment dated September 11, 1992

     3.7 Articles of Incorporation of the Tennessee wholly-owned subsidiary **

     3.8 Articles of Merger and Plan of Merger (taking into account the formation of the Tennessee wholly-owned subsidiary for the purpose of changing the Company's domicile and effecting reverse split)

     5.1       Opinion of Robson & Miller, LLP

     10.1(a)   Purchase Agreement with IRC

     10.1(b)   Amendment to Purchase Agreement with IRC

     10.1(c)   General Bill of Sale and Promissory Note

     10.2(a)   Compensation Agreement - M. E. Ratliff

     10.2(b)   Compensation Agreement - Jeffrey D. Jenson

     10.2(c)   Compensation Agreement - Leonard W. Burningham, Esq.

     10.3 Agreement with The Natural Gas Utility District of Hawkins County, Tennessee

     10.4      Agreement with Powell Valley Electric Cooperative, Inc.

     10.5      Agreement with Enserch Energy Services, Inc.

     16.1 Letter of David T. Thomson, CPA, Regarding Change in Certifying Accountant

     16.2 Letter of Charles M. Stivers, CPA, Regarding Change in Certifying Accountant


     16.3 Letter of Price-Bednar, LLP, CPA, Regarding Change in Certifying Accountant

     23.1      Consent of Charles M. Stivers, CPA

     23.2      Consent of David T. Thomson, CPA

     23.3      Consent of BDO Seidman, LLP

     23.4      Consent of Robson & Miller, LLP

     23.5      Consent of Coburn Petroleum Engineering Co.

     99.1      Beech Creek Lease Schedule

     99.2      Wildcat Lease Schedule

     99.3      Burning Springs Lease Schedule

     99.4      Fentress County Lease Schedule

     99.5      Swan Creek Lease Schedule

     99.6      Alabama Lease Schedule

     99.7      Coburn Engineering Report

     * Summaries of all exhibits contained within this Registration Statement are modified in their entirety by reference to these Exhibits.


     ** These are form documents much of which are substantially handwritten and may be illegible. The best available copy thereof has been filed with the Commission and copies may be obtained from the principal executive offices of the Company at no charge.